UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CARDIOVASCULAR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIOVASCULAR SYSTEMS, INC.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112
Telephone: 877-CSI-0360

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Cardiovascular Systems, Inc. (the “Company” or “CSI”) on Thursday, November 11, 2021, at 10:00 a.m. (Central Time). A notice of the Annual Meeting and a Proxy Statement covering the formal business of the Annual Meeting appear on the following pages.

This year’s Annual Meeting will be a virtual meeting that will be conducted live via webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CSII2021. You will also be able to vote your shares electronically at the Annual Meeting.

We are excited to continue to utilize the latest technology to provide ready access, real-time communication and cost savings for our stockholders and the Company. We believe that hosting a virtual Annual Meeting will facilitate stockholder attendance and participation from any location in the world.

Whether or not you plan to attend the virtual Annual Meeting, please promptly submit your proxy by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card or voting instruction card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the Annual Meeting. If you submit a proxy, you may revoke it any time before the final vote at the Annual Meeting. If you attend and wish to vote at the Annual Meeting, you will be able to do so even if you have previously submitted your proxy.
Thank you for your continued support of and interest in Cardiovascular Systems, Inc.

Sincerely,
Scott R. Ward
Chairman of the Board,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 11, 2021 at 10:00 a.m. (Central Time)

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Cardiovascular Systems, Inc. will be held as a virtual meeting. You will be able to attend, vote your shares, and submit questions during the Annual Meeting via a live webcast available at www.virtualshareholdermeeting.com/CSII2021. The following items of business will be considered and acted upon at the Annual Meeting:

1.To elect as Class I directors to hold office until the fiscal 2024 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Augustine Lawlor and Erik Paulsen.
2.To approve a 1,700,000 share increase to the number of shares of the Company’s common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan.

3.To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2022.
4.To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers.
5.To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.
The record date for the Annual Meeting is September 14, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,
Sincerely,
Alexander Rosenstein
General Counsel and Corporate Secretary
St. Paul, Minnesota
September 29, 2021

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please submit your proxy. You may submit your proxy over the telephone or the Internet as instructed in the accompanying proxy statement. If you received a proxy card or voting instruction card by mail, you may submit your proxy or voting instructions by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the Annual Meeting online may vote at the Annual Meeting, even if you already returned a proxy card or voting instruction card or submitted your proxy over the telephone or the Internet. Please note, however, that in order to vote at the Annual Meeting, you must have the 16-digit control number provided on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials, as discussed in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON NOVEMBER 11, 2021:
The Proxy Statement and Fiscal 2021 Annual Report to Stockholders are available at www.proxyvote.com and www.csi360proxy.com

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL 1—ELECTION OF DIRECTORS	6
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE FISCAL 2024 ANNUAL MEETING	9
DIRECTORS CONTINUING IN OFFICE UNTIL THE FISCAL 2023 ANNUAL MEETING	9
DIRECTORS CONTINUING IN OFFICE UNTIL THE FISCAL 2022 ANNUAL MEETING	9
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
INDEPENDENCE OF THE BOARD OF DIRECTORS	11
BOARD LEADERSHIP STRUCTURE	11
OVERSIGHT OF RISK MANAGEMENT	11
CODE OF ETHICS AND BUSINESS CONDUCT	12
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	12
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS	12
MEETINGS OF THE BOARD OF DIRECTORS	12
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS	13
Audit, Risk Management and Finance Committee	13
Audit Committee Financial Expert	14
Report of the Audit Committee of the Board of Directors	14
Human Resources and Compensation Committee	15
Compensation Committee Interlocks and Insider Participation	16
Governance/Nominating Committee	16
Board of Directors Qualifications and Diversity	16
Political Activities	17
Corporate Responsibility	17
VOTE REQUIRED	18
PROPOSAL 2 - APPROVAL OF A 1,700,000 SHARE INCREASE TO THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN	19
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	26
PRINCIPAL ACCOUNTANT FEES AND SERVICES	26
PRE-APPROVAL POLICIES AND PROCEDURES	26
VOTE REQUIRED	26
EXECUTIVE COMPENSATION	28
Compensation Discussion and Analysis	28
Executive Summary	28
2020 Say on Pay Results	29
Overview of Compensation and Process	29
Base Salaries	31
Annual Incentive	32
Discretionary Bonus	34
Long-Term Incentives	34
Limited Perquisites; Other Benefits	36
Nonqualified Deferred Compensation Plans	36
Compensation Consultant	37
Termination or Change of Control Plans and Agreements	37

CARDIOVASCULAR SYSTEMS, INC.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112
Telephone: 877-CSI-0360
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 11, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Cardiovascular Systems, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held as a virtual meeting via a live webcast available at www.virtualshareholdermeeting.com/CSII2021 on Thursday, November 11, 2021, at 10:00 a.m. (Central Time), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or voting instruction card if you received paper copies of the proxy materials or follow the instructions below to submit your proxy over the telephone or the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other nominee (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about September 29, 2021 to our beneficial owners and stockholders of record who owned our common stock at the close of business on September 14, 2021. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, VOTING AND PARTICIPATION IN THE ANNUAL MEETING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials in printed form by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email.

You can choose to receive our future proxy materials electronically via email by visiting www.proxyvote.com. Your choice to receive proxy materials electronically via email will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting www.proxyvote.com, sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to both our beneficial owners and stockholders of record.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on September 14, 2021, the record date for the Annual Meeting, will be entitled to vote at the virtual Annual Meeting through www.virtualshareholdermeeting.com/CSII2021. On the record date, there were 40,581,235 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on September 14, 2021, your shares were registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting through www.virtualshareholdermeeting.com/CSII2021 or vote by proxy prior to the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your proxy over the telephone or the Internet as instructed below to ensure your vote is counted, or, if you received paper copies of the proxy materials, to submit your proxy by completing, signing, dating and mailing your proxy card in the envelope provided.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on September 14, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. To vote online at the virtual Annual Meeting, you will need the 16-digit control number included with your voting instruction card or voting instructions you received from your broker, bank, or other nominee.

What am I voting on?

There are three matters scheduled for a vote:

•Election of each of the following nominees recommended by the Board of Directors to be a Class I director and to hold office until the fiscal 2024 Annual Meeting of Stockholders: Augustine Lawlor and Erik Paulsen.
•Approval of a 1,700,000 share increase to the number of shares of our common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan.
•Ratification of the appointment by the Audit, Risk Management and Finance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2022.
•Approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

How do I vote?

•For the election of each nominee to the Board of Directors, you may vote “For” or “Against” or abstain from voting.
•For the approval of a 1,700,000 share increase to the number of shares of our common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan, you may vote “For” or “Against” or abstain from voting.
•For the ratification of the Audit, Risk Management and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022, you may vote “For” or “Against” or abstain from voting.
•For the advisory vote on Named Executive Officer compensation, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at that time even if you have already submitted your proxy.

•To vote at the Annual Meeting, log in through www.virtualshareholdermeeting.com/CSII2021. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice.

•If you received paper copies of the proxy materials, to vote by proxy using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote by proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on November 10, 2021, to be counted.
•To vote by proxy over the Internet, go to www.proxyvote.com. Please have available the 16-digit control number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on November 10, 2021, to be counted.

We are providing Internet proxy voting to allow you to vote your shares via proxy online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. These costs will also apply to virtual attendance at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you may have received a Notice of Internet Availability of Proxy Materials or a voting instruction card with these proxy materials from that organization rather than from us. If you received a voting instruction card, you can simply complete and mail the voting instruction card to ensure that your vote is submitted to your broker, bank or other nominee. Internet and telephone voting also may be available to you; please see the materials you received from your broker, bank or other nominee for further information. If you received a Notice of Internet Availability of Proxy Materials, that notice will have information about how to vote over the Internet. To vote online at the virtual Annual Meeting, you will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials or voting instruction card you received from your broker, bank, or other nominee.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of September 14, 2021. There is no cumulative voting for election of directors.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•“For” the election of the nominees to the Board of Directors;
•“For” approval of a 1,700,000 share increase to the number of shares of our common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan;
•“For” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022; and
•“For” the advisory vote on Named Executive Officer compensation.

If any other matter is properly presented at the meeting, the persons acting as your proxies will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one Notice or proxy card, your shares are registered in more than one name or are held in different accounts. Please vote for each Notice and proxy card you receive to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our fiscal 2021 Annual Report to Stockholders are available at www.proxyvote.com or www.csi360proxy.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the virtual Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•You may submit another properly completed proxy card with a later date.
•You may submit a new proxy by telephone or Internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112.
•You may attend the virtual Annual Meeting and vote at www.virtualshareholdermeeting.com/CSII2021. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by a broker, bank or other nominee, you should follow the instructions provided by such broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:

•“For” and “Against” votes and abstentions and broker non-votes for each director nominee;
•“For” and “Against” votes and abstentions and broker non-votes for the approval of a 1,700,000 share increase to the number of shares of our common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan;
•“For” and “Against” votes and abstentions for auditor ratification; and
•“For” and “Against” votes and abstentions and broker non-votes for the advisory vote on Named Executive Officer compensation.

Abstentions will not be counted toward the vote total for the election of directors, but abstentions will be counted towards the vote total for each other proposal, and will have the same effect as “Against” votes for those proposals. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is currently considered a routine matter and the election of directors, approval of a 1,700,000 share increase to the number of shares of our common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan, and advisory vote on Named Executive Officer compensation are currently considered non-routine matters.

How many votes are needed to approve each proposal?

•For Proposal 1, in order to be elected as a Class I director, a nominee must receive “For” votes representing a majority of the votes cast by the shares present, either in person or by proxy, and entitled to vote on the election of directors. Votes cast with respect to a nominee include votes “For” or “Against” a nominee and exclude abstentions and broker non-votes.
•For Proposal 2, in order to approve a 1,700,000 share increase to the number of shares of our common stock available for issuance under the Amended and Restated 2017 Equity Incentive Plan, the proposal must receive “For” votes from the majority of shares present, either in person or by proxy, and entitled to vote on this proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•For Proposal 3, in order to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022, the proposal must receive “For” votes from the majority of shares present, either in person or by proxy, and entitled to vote on this proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
•Proposal 4, regarding Named Executive Officer compensation, is an advisory vote, which means that the vote is not binding on the Company, our Board of Directors or the Human Resources and Compensation Committee of the Board of Directors. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Human Resources and Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the virtual Annual Meeting or represented by proxy. On the record date, there were 40,581,235 shares outstanding and entitled to vote at the Annual Meeting. Thus, the holders of 20,290,618 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy, or the chairman of the Annual Meeting, may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting.

When are stockholder proposals due for the fiscal 2022 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be included in the Company’s proxy materials and presented at the fiscal 2022 Annual Meeting must be submitted in writing to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112, and received no later than June 1, 2022. A stockholder proposal to be included in the Company’s proxy materials will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement a stockholder proposal that we are not required to include under the Exchange Act, including under Rule 14a-8.

Alternatively, pursuant to the advance notice provisions of the Company’s Bylaws, as authorized by applicable state law, in order for stockholders to present director nominations or other business at the fiscal 2022 Annual Meeting without including such proposals in the Company’s proxy materials, a stockholder’s notice of such nomination or other business must be received by our Secretary at the same address no earlier than the close of business on July 14, 2022, and no later than the close of business on August 13, 2022, and must be in a form that complies with the requirements set forth in the Company’s Bylaws. You are advised to review the Company’s Bylaws for these requirements.

What are “householding” rules and how do they affect me?

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of the proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Investor Relations, 1225 Old Highway 8 NW, St. Paul, Minnesota 55112, or (iii) contact Investor Relations at (877) CSI-0360. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact Investor Relations at the above address or phone number.

Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be a virtual meeting that will be conducted live via webcast. We are excited to continue to utilize the latest technology to provide ready access, real-time communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will more efficiently facilitate full and equal stockholder attendance and participation from any location in the world. You will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies, but you will incur no costs of traveling to the meeting. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has fallen. We also believe that the online tools we have selected will increase stockholder communication. We are very sensitive to concerns that virtual meetings may diminish the stockholder voice or reduce accountability of management. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.

How can I participate and ask questions at the virtual Annual Meeting?

We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will also be able to submit questions during the Annual Meeting. We encourage you to submit any question that is relevant to the business of the Annual Meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and we will group substantially similar questions together and answer them once. Questions regarding personal matters or general economic or political questions that are not directly related to the business of the Company are not pertinent to Annual Meeting matters and, therefore, will not be answered. We limit each stockholder to one question in order to allow us to answer questions from as many stockholders as possible. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting through our Investor Relations department at (877) CSI-0360. We encourage stockholders to log into the webcast at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. We want to be sure that all our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all members of our Board of Directors and executive officers are expected to join the Annual Meeting and be available for questions.

What do I do if I have technical problems during the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting website log-in page.

If I am unable to participate in the live Annual Meeting webcast, can I listen to it later?

An audio replay of the Annual Meeting and a written transcript of the Annual Meeting, including the questions answered during the Annual Meeting, will be available as soon as practical on www.csi360.com, and will remain posted until our fiscal 2022 Annual Meeting (that is, the meeting we currently expect to hold in November 2022).

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes, with each class serving staggered three-year terms. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until such director’s successor is elected and qualified.

The term of office of the Class I directors expires at the Annual Meeting. The Board has nominated Augustine Lawlor and Erik Paulsen for election at the Annual Meeting. Messrs. Lawlor and Paulsen have served on the Board since 2009 and 2019, respectively. Mr. Paulsen was appointed by the Board to fill a vacancy and has not previously stood for election. He was recommended for appointment to the Board by the current directors. If elected at the Annual Meeting, each of Messrs. Lawlor and Paulsen would serve until the fiscal 2024 Annual Meeting and until such director’s successor is elected and qualified, or, if sooner, until such director’s death, resignation or removal. Edward Brown, the other current Class I director, informed the Board in August 2021 that he did not intend to stand for reelection at the Annual Meeting. Accordingly, Mr. Brown’s term will expire at the Annual Meeting, upon the conclusion of which he will no longer be a director of the Company. The Board has not nominated an individual to replace Mr. Brown, but, effective upon the conclusion of the Annual Meeting, the Board intends to reduce the size of the Board from nine to eight persons and the number of Class I directors from three to two.

Directors are elected by a majority of the votes cast in uncontested elections. The election of directors at the Annual Meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of “For” votes that exceeds 50% of the votes cast with respect to that nominee’s election. Votes cast with respect to a nominee include votes “For” or “Against” a nominee and exclude abstentions and broker non-votes. In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under the plurality standard, the nominees receiving the greatest number of “For” votes (among votes properly cast in person or by proxy) will be elected as directors.

If an uncontested nominee for director does not receive a majority of “For” votes, he or she, if a current director, is required to offer to resign from the Board. The Governance/Nominating Committee and the Board will then determine whether the offered resignation should be accepted or rejected, and they may consider any factors they deem relevant in deciding whether to accept the resignation. The Board will publicly disclose its decision regarding the offered resignation within 90 days after the election results have been certified. Any director who has so offered his or her resignation will not be permitted to vote on or participate in the decision regarding that resignation. If an uncontested nominee for director who is not a current director does not receive a majority of “For” votes, he or she will not be elected to the Board.

Unless a contrary choice is specified, shares represented by executed proxies will be voted “For” the election of the nominees named in this proxy statement, or, if a nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board. The nominees have agreed to serve as a director if elected, and we have no reason to believe that any of the nominees will be unable to serve.

The following is a brief biography for the Class I director nominees, and each person whose term of office as a Class II or Class III director will continue after the Annual Meeting.

Name	Age(1)	Position
Class I Directors:
Augustine Lawlor(3)(4)	65	Director
Erik Paulsen(2)(3)	56	Director
Class II Directors:
Sachin H. Jain(4)	40	Director
Scott R. Ward	61	Chairman, President and Chief Executive Officer
Kelvin Womack(3)	64	Director
Class III Director Nominees:
Martha Goldberg Aronson(3)(4)	54	Director
William Cohn(2)	61	Director
Stephen Stenbeck(4)	60	Director

(1)As of the date of this proxy statement.
(2)Member of the Governance/Nominating Committee.
(3)Member of the Human Resources and Compensation Committee.
(4)Member of the Audit, Risk Management and Finance Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE FISCAL 2024 ANNUAL MEETING

Augustine Lawlor. Mr. Lawlor has been a member of our Board since February 2009. He was a member of the board of directors of Replidyne, Inc. from March 2002 to February 2009. Mr. Lawlor is the Managing Partner of HealthCare Ventures LLC, a life science focused venture capital firm, where he was a Managing Director from 2000 to 2007. Since January 2016, Mr. Lawlor has also been the Chief Operating Officer of Leap Therapeutics, a biopharmaceutical company. Mr. Lawlor was previously Chief Operating Officer of LeukoSite, Inc., a biotechnology company, and has also served as a management consultant with KPMG Peat Marwick. Mr. Lawlor currently serves on the board of directors of Catalyst Biosciences, Inc., a biopharmaceutical company, and PainReform Ltd., a clinical stage specialty pharmaceutical company, as well as several private companies. He also served on the board of directors of Human Genome Sciences, Inc. from March 2004 to August 2012. We believe that Mr. Lawlor’s leadership experience in operating companies and with investment firms and his service as a board member of public companies enable him to bring valuable insight and knowledge to our Board.

Erik Paulsen. Mr. Paulsen has been a member of our Board since July 2019. From 2009 to 2019, Mr. Paulsen represented Minnesota’s Third Congressional District in the United States House of Representatives. During his tenure, Mr. Paulsen was a leading member on the House Ways and Means Committee, the House’s tax-writing body with broad jurisdiction over healthcare, economic and trade policy. He also served as Chairman of Congress’ Joint Economic Committee, a unique House-Senate panel tasked with working alongside the President’s Council of Economic Advisors and the Federal Reserve Board to identify and address macroeconomic trends. Additionally, Mr. Paulsen was co-chair of the bipartisan House Medical Technology Caucus. Prior to his service in Congress, Mr. Paulsen was a member of the Minnesota State Legislature, where he served as House Majority Leader. Mr. Paulsen has over 16 years of business experience, including working as a business analyst at Target Corporation. Mr. Paulsen currently serves on the board of directors of Pediatric Home Service. We believe Mr. Paulsen’s leadership abilities, experience in government affairs, achievements in domestic policy relating to the healthcare industry, and strong advocacy for the medical technology industry will strengthen the Board’s understanding of critical issues facing its business and be invaluable to us as we seek to expand the number of patients we serve.

DIRECTORS CONTINUING IN OFFICE UNTIL THE FISCAL 2023 ANNUAL MEETING

Martha Goldberg Aronson. Ms. Goldberg Aronson has been a member of our Board since February 2017. Ms. Goldberg Aronson served as Executive Vice President of Strategic Planning at Ecolab, Inc., a specialty chemical company, from November 2015 to April 2016, and previously served as Ecolab’s Executive Vice President and President-Global Healthcare, from September 2012 to November 2015. Prior to Ecolab, Ms. Goldberg Aronson served as Senior Vice President and President, North America, of Hill-Rom Holdings, Inc., a leading worldwide manufacturer and provider of medical technologies and related services for the health-care industry, since August 2010. Before joining Hill-Rom, she served as Senior Vice President at Medtronic, Inc., from March 2008 to November 2009, and in various other domestic and international management positions with Medtronic, since 1991. She is also a director of CONMED Corporation, a medical device company, where she serves as lead independent director, and Beta Bionics, Inc., a medical device company, where she serves as chair of the board and the compensation committee, and previously served as a director of Methode Electronics from 2016 to 2019, Hutchinson Technology from 2010 to 2016, when it was acquired, and Clinical Innovations from 2017 to 2020, when it was acquired. We believe that Ms. Goldberg Aronson’s leadership experience at companies within the healthcare industry and knowledge of the medical device industry make her a valuable contributor to our Board.

William Cohn, M.D. Dr. Cohn has been a member of our Board since February 2015. Dr. Cohn is a Vice President of Medical Devices and Director of the Center for Device Innovation at Johnson & Johnson. He is also a Cardiothoracic Surgeon and a professor of Surgery at Baylor College of Medicine. Dr. Cohn is the chief medical officer of BiVACOR USA, a privately-held medical device company. Dr. Cohn is also a venture partner with Santé Ventures, an early-stage life sciences venture capital fund. We believe Dr. Cohn’s active involvement in the development, implementation, and regulatory clearance for several medical devices in cardiovascular medicine make him a valuable contributor to our Board and mission.

Stephen Stenbeck. Mr. Stenbeck has been a member of our Board since November 2019. Mr. Stenbeck retired as a partner of Ernst & Young LLP in 2019, following 36 years of experience serving Fortune 500, midcap, and small cap public company audit clients in the medical device, retail, consumer products, distribution, airline and media and entertainment industries. We believe that Mr. Stenbeck’s extensive accounting background is a strong endorsement for membership on our Board and invaluable to his role as our audit committee financial expert and Chair of the Audit, Risk Management and Finance Committee.

DIRECTORS CONTINUING IN OFFICE UNTIL THE FISCAL 2022 ANNUAL MEETING

Sachin H. Jain, M.D. Dr. Jain has been a member of our Board since January 2021. Dr. Jain is currently President and Chief Executive Officer of SCAN Group and Health Plan, a not-for-profit Medicare Advantage plan. From 2014 to 2020, he held several increasing leadership positions at CareMore & Aspire Health, which are healthcare delivery systems, including President and Chief Executive Officer. From 2012 to 2014, Dr. Jain was Chief Medical and Information Officer at Merck & Co. From 2009 to 2011, he worked in several leadership roles at the U.S. Department of Health and Human Services, including as senior advisor to the administrator of the Centers for Medicare & Medicaid Services. Dr. Jain is an adjunct professor of medicine at the Stanford University School of Medicine and a contributor to Forbes. He serves as a member of the Board of Directors of America’s Health Insurance Plans (AHIP), Abode Hospice, and the Make-A-Wish Foundation. He is also an Aspen Institute Health Innovator’s Fellow. We believe that Dr. Jain’s more than 20 years of experience in a variety of healthcare roles, ranging from government to clinical care to managed care, enables him to provide significant insight and knowledge to our Board.

Scott R. Ward. Mr. Ward has been a member of our Board since November 2013 and has served as its Chairman since November 2014. Mr. Ward served as our Interim President and Chief Executive Officer beginning in November 2015, and in August 2016, Mr. Ward was appointed as our President and Chief Executive Officer. From 2013 until 2019, Mr. Ward served as a Managing Director at SightLine Partners, an investment manager focused on private medical technology, digital health and life sciences companies. From 1981 to 2010, Mr. Ward was employed by Medtronic, Inc. and held a number of senior leadership positions. Mr. Ward was Senior Vice President and President of Medtronic’s CardioVascular business from May 2007 to November 2010. Prior to that he was Senior Vice President and President of Medtronic’s Vascular business from May 2004 to May 2007, Senior Vice President and President of Medtronic’s Neurological and Diabetes business from February 2002 to May 2004, and President of Medtronic’s Neurological business from January 2000 to January 2002. He was Vice President and General Manager of Medtronic’s Drug Delivery business from 1995 to 2000. Prior to that, Mr. Ward led Medtronic’s Neurological Ventures in the successful development of new therapies. Mr. Ward serves on the boards of several private companies. We believe that Mr. Ward’s experience running businesses within a large medical device company and his knowledge of the medical device industry allow him to make a valuable contribution to our Board. In addition, as our President and Chief Executive Officer, Mr. Ward is the person most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the execution of strategy.

Kelvin Womack. Mr. Womack has been a member of our Board since August 2020. Since September 2019, Mr Womack has been the Vice President for Diversity and Inclusion at St. Jude Children’s Research Hospital. In June 2019, Mr. Womack retired after 10 years at Deloitte Touche Tohmatsu Ltd., a multinational professional services firm, at which he held several positions, including Leader of Federal Human Capital Leadership Solutions, Practice Leader of the Deloitte Consulting Federal Government Healthcare Practice, and Managing Principal for Diversity for all Deloitte U.S. Firms. Deloitte provides services to us as the Independent Review Organization under our Corporate Integrity Agreement and has provided tax advisory services to us from time to time, but Mr. Womack did not serve clients in those divisions of Deloitte. Prior to his positions at Deloitte, Mr. Womack held positions at BearingPoint, Inc., a management consulting firm, where he served as the Leader of BearingPoint’s U.S. Healthcare Consulting Practice, which included all government and commercial healthcare clientele. Mr. Womack currently serves on the board of trustees of Altarum, a non-profit organization that works with government agencies to improve healthcare for at-risk and disenfranchised populations. Mr. Womack previously served as a board member and Chairman of the Children’s Inn at the National Institute of Health. Mr. Womack is a former officer in the U.S. Marine Corps. We believe that Mr. Womack’s comprehensive understanding of the healthcare industry, experience with federal and healthcare agencies, broad technological expertise, and status as a thought leader on diversity, inclusion and patient care will expand the Board’s understanding of critical issues facing our business in a rapidly changing environment and assist us in ensuring access to our treatments for all patient populations we serve.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards as in effect from time to time.

Consistent with these considerations, the Board, following the determination of the Governance/Nominating Committee, has affirmatively determined that the following directors are independent within the meaning of the applicable Nasdaq listing standards: Messrs. Brown, Lawlor, Paulsen, Stenbeck, and Womack, Ms. Aronson, and Drs. Cohn and Jain. In making this determination, the Board and the Governance/Nominating Committee reviewed whether there were any relevant transactions or relationships between each director, nominee, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, and determined that there were none.

In making its determination as to the independence of the above-listed directors, the Board found that none of these directors had a material or other disqualifying relationship with the Company. Mr. Ward, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his service as an officer of the Company.

BOARD LEADERSHIP STRUCTURE

Prior to August 2016, we had separate individuals serving as Chairman of the Board and as President and Chief Executive Officer. However, in connection with the appointment of Mr. Ward to serve as our President and Chief Executive Officer in August 2016, the Board gave thoughtful and rigorous consideration to its governance structure and determined at that time that having the same individual serve as the President and Chief Executive Officer and as the Chairman of the Board best serves the interests of the Company and our stockholders. The Board believes that Mr. Ward’s extensive knowledge of, and experience in, the medical device industry will allow him to provide focused, long-term leadership and direction for the Board and executive management. As the President and Chief Executive Officer, Mr. Ward is additionally responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company. The combined roles provide clear accountability on both short- and long-term goals and a single focus for the Company’s long-term growth.

Additionally, because we believe independent directors and management have different perspectives and roles in strategy development, the Board appointed Edward Brown as Lead Independent Director when Mr. Ward was appointed to serve as our President and Chief Executive Officer. As Mr. Brown will no longer be a director following the Annual Meeting, the Board intends to appoint a new Lead Independent Director to replace Mr. Brown as of the time of the expiration of his term.

The Lead Independent Director has the following responsibilities:

•chair all executive sessions of independent directors and any Board meetings where the Chairman/CEO is not present;
•provide feedback from executive sessions of the independent directors to the Chairman/CEO;
•call meetings of the independent directors when necessary;
•act as liaison between the independent directors and the Chairman/CEO;
•work with the Chairman to develop agendas for the Board and committee meetings;
•respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, when appropriate;
•be available for consultation and direct communication with major stockholders, if they request;
•retain consultants and advisors that report directly to the Board; and
•perform such other duties as the Board may from time to time delegate.

The Lead Independent Director promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our stockholders.

OVERSIGHT OF RISK MANAGEMENT

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each, and the Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, reputational, governmental, political, environmental and social risks. In assessing risks, the Board and the committees consider these risks both with respect to our business and also their impact on our key stakeholders applicable to specific risks, which include our customers and the patients they serve, our employees, our business partners, the communities in which we operate, and our stockholders. In fiscal 2021, the Board particularly focused on risks relating to the COVID-19 pandemic and its impact on the Company and the material aspects of our business and our key stakeholders. In addition to its regular quarterly meetings, throughout fiscal 2021 the Board held several supplemental interim meetings in order to monitor and guide management’s actions with respect to managing these risks.

Each standing Board committee reviews and addresses risks that relate to their particular areas of focus.

•The Human Resources and Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements and human capital matters. In fiscal 2021, this Committee performed a risk assessment of the Company’s compensation programs and confirmed that the Company does not appear to have compensation programs that would encourage excessive risk-taking.
•The Audit, Risk Management and Finance Committee oversees our disclosure and internal controls and regularly assesses financial and accounting processes, and reviews and assesses the Company’s major enterprise, financial condition and operational risks. As a part of this responsibility, the Audit, Risk Management and Finance Committee oversees our compliance program.
•The Governance/Nominating Committee manages risks associated with the independence of the Board, potential conflicts of interest and governance matters. The Governance/Nominating Committee regularly reviews the landscape relating to environmental, social and governance risks and practices and reports on them to the full Board.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee and management reports about such risks and has overall risk management oversight responsibility.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted the Cardiovascular Systems, Inc. Code of Ethics and Business Conduct, which applies to all officers, directors and employees and was last amended on July 1, 2019. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Ethics and Business Conduct, as amended, is available on our website at www.csi360.com in the “Corporate Governance” section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct by either posting such information on our website at the web address and location specified above or filing a Form 8-K.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with the Board. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:
Cardiovascular Systems, Inc. Board of Directors
Attention: Secretary
1225 Old Highway 8 NW
St. Paul, MN 55112

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

Directors’ attendance at annual meetings of our stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. We encourage, but do not require, our directors and nominees for director to attend annual meetings of stockholders. All of our then-current directors attended our last annual meeting of stockholders, held on November 11, 2020.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met ten times during the fiscal year ended June 30, 2021. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served and that were held during the period for which they were directors or committee members. In addition, the directors often communicate informally to discuss the affairs of the

Company and, when appropriate, take formal action by written consent, in accordance with the Company’s charter and bylaws and Delaware law.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended June 30, 2021, the Board maintained three standing committees: the Audit, Risk Management and Finance Committee; the Human Resources and Compensation Committee; and the Governance/Nominating Committee. The following table provides committee membership as of June 30, 2021 and meeting information for fiscal 2021 for each of the committees of the Board in existence through June 30, 2021:

Name	Audit, Risk Management and Finance Committee	Human Resources and Compensation Committee	Governance/ Nominating Committee
Martha Goldberg Aronson(1)	X	X
Edward Brown(2)			X
William Cohn			X
Sachin H. Jain(3)
Augustine Lawlor	X	X
Erik Paulsen		X	X
Stephen Stenbeck(4)	X
Kelvin Womack		X

Total meetings in fiscal 2021	11	8	4

(1)Chair of Human Resources and Compensation Committee
(2)Chair of Governance/Nominating Committee
(3)Dr. Jain joined the Audit, Risk Management and Finance Committee effective August 26, 2021, subsequent to the filing of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021
(4)Chair of Audit, Risk Management and Finance Committee

Below is a description of each committee of the Board as such committees are presently constituted. The Board has determined that each current member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit, Risk Management and Finance Committee

The Audit, Risk Management and Finance Committee of the Board (the “Audit Committee”) was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee is composed of Stephen Stenbeck, Chair, Martha Goldberg Aronson, Augustine Lawlor and Sachin Jain.

The Board has adopted an Audit, Risk Management and Finance Committee Charter, which is reviewed annually and was last amended on July 23, 2020. This charter is available on our website at www.csi360.com in the “Corporate Governance” section. The functions of the Audit Committee include, among other things:

•serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
•appointing, compensating and overseeing the Company’s independent auditors;
•coordinating, reviewing and appraising the audit efforts of the Company’s independent auditors and management and the internal auditing or similar department or persons performing the functions of such department (to the extent the Company has such a department);
•communicating directly with the independent auditors, the financial and senior management, the internal auditing department, and the Board regarding the matters related to the Audit Committee’s responsibilities and duties;
•monitoring, overseeing and reviewing the Company’s risk management and ethical and legal compliance programs and exercising principal oversight responsibility with respect to certain of the Company’s material financial matters;
•reviewing and overseeing the performance of the Company’s Compliance Officer and Compliance Committee and management’s implementation of the Company’s compliance program, monitoring the Company’s compliance with the Corporate Integrity Agreement the Company entered into with the Office of the Inspector General of the U.S. Department of Health and Human Services, and fulfilling any obligations imposed on the Audit Committee under the Corporate Integrity Agreement; and
•reviewing and making recommendations to the Board regarding the Company’s financial policies, capital structure and current and anticipated financial requirements, and overseeing management of the financial affairs of the Company.

Our independent registered public accounting firm, legal counsel and management periodically meet privately with our Audit Committee.

Each Audit Committee member is a non-employee director of our Board. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act).

Audit Committee Financial Expert

The Board has determined that Mr. Stenbeck is the “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, as amended. As noted above, Mr. Stenbeck is independent within the meaning of Nasdaq’s listing standards. The designation of Mr. Stenbeck as the audit committee financial expert does not impose on Mr. Stenbeck any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Stenbeck as a member of the Audit Committee and the Board in the absence of such designation.

Report of the Audit Committee of the Board of Directors

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)  reviewed and discussed the audited financial statements with management;
(2)  discussed with the independent auditors the material required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
(3)  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as filed with the Securities and Exchange Commission.

Audit, Risk Management and Finance Committee of the Board of Directors:

Stephen Stenbeck, Chair
Martha Goldberg Aronson
Augustine Lawlor

Human Resources and Compensation Committee

Our Human Resources and Compensation Committee (the “Compensation Committee”) consists of four directors: Martha Goldberg Aronson, Chair, Augustine Lawlor, Erik Paulsen and Kelvin Womack. All members of the Company’s Compensation Committee were appointed by the Board, and the Compensation Committee consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent,” as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Board has adopted a Human Resources and Compensation Committee Charter, which is reviewed annually and was last amended on March 12, 2020. This charter is available on our website at www.csi360.com in the “Corporate Governance” section. The functions of the Compensation Committee include, among other things:

•setting annual base compensation and approving incentive compensation for all of our executive officers, other than the Chief Executive Officer;
•reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the independent directors of the Board the Chief Executive Officer’s compensation;
•overseeing the Company’s equity incentive plans and the incentive compensation plans for our executive officers, including delegating routine or ministerial activities to management;
•reviewing and approving employment agreements and severance agreements for our executive officers, except for the Chief Executive Officer, which are subject to input from the Board when appropriate, including change in control provisions, plans or agreements;
•reviewing director compensation and recommending appropriate adjustments for submission for approval to the Board;
•reviewing the Company’s processes to recruit, retain and develop management resources, including its executive personnel appraisal, development and selection processes, with a focus on the Company’s commitment to diversity;
•reviewing and discussing with management the Compensation Discussion and Analysis and other executive compensation-related disclosures required by the SEC to be included in the Company’s annual Form 10-K and annual proxy statement and recommending to the Board whether the Compensation Discussion and Analysis should be included in the Company’s annual Form 10-K and annual proxy statement;
•reviewing and discussing the Company’s incentive compensation and other compensation arrangements to determine whether they encourage excessive risk-taking and the relationship between risk management policies and practices and compensation, and evaluating any changes to or additional compensation policies and practices that could mitigate any such risk; and
•overseeing the preparation and authorizing the filing of the Human Resources and Compensation Committee Report required to be included in the annual proxy statement.

During fiscal 2021, the Compensation Committee retained Willis Towers Watson to provide independent executive compensation consulting services. Willis Towers Watson advised the Compensation Committee regarding competitive compensation levels for our executive officers, including base salary, annual incentive compensation, and equity compensation. Specifically, Willis Towers Watson provided competitive compensation data from comparable publicly-held healthcare equipment, research and development focused, or direct sales force companies, as well as incentive design observations. Willis Towers Watson also assisted the Compensation Committee in setting compensation for our directors to recommend to the Board for approval.

The Compensation Committee thoroughly reviewed Willis Towers Watson relative to the six independence factors highlighted by the SEC and has concluded that Willis Towers Watson is independent.

Our Chief Executive Officer may not be present during any Compensation Committee or Board voting or deliberations with respect to his compensation. Our Chief Executive Officer may, however, be present during any other voting or deliberations regarding compensation of our other executive officers, but may not vote on such items of business. In fiscal 2021, the Compensation Committee met without the Chief Executive Officer present to review and recommend to the Board the compensation of the Chief Executive Officer, with input from the Compensation Committee’s third-party compensation consultant on his annual salary, equity award compensation and cash incentive compensation for the year, and the Board met without the Chief Executive Officer present to approve his compensation. For all other executive officers in fiscal 2021, the Compensation Committee met with the Chief Executive Officer to consider and determine executive compensation, based on recommendations by the Chief Executive Officer and the Compensation Committee’s third-party compensation consultant.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee consists of Ms. Aronson and Messrs. Lawlor, Paulsen and Womack. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the compensation committee or the board of directors of any other entity that has one or more officers serving as a member of the Board or the Compensation Committee.

Governance/Nominating Committee

Our Governance/Nominating Committee consists of three directors: Edward Brown, Chair, William Cohn, and Erik Paulsen. All members of the Company’s Governance/Nominating Committee are “independent,” as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Board has adopted a Governance/Nominating Committee Charter, which is reviewed annually and was last amended on November 12, 2014. This charter is available on our website at www.csi360.com in the “Corporate Governance” section. The functions of the Governance/Nominating Committee include, among other things:

•developing, reviewing and revising as appropriate, for adoption by the Board, the Principles of Corporate Governance by which the Company and the Board are governed;
•developing and recommending to the Board policies and processes designed to provide for effective and efficient governance, including, but not limited to: policies for evaluation of the Board and the chairperson; the director nomination process, including Board membership criteria, minimum qualifications for directors, and stockholder nomination of directors; stockholder-director communications; stockholder communication regarding stockholder proposals; director attendance at annual meetings; and succession planning for the Board chairperson and other Board leaders;
•annually reviewing the composition of the Board against a matrix of skills and characteristics focused on the governance and business needs and requirements of the Company, and reporting to the Board regarding suggested changes in Board composition that will guide the committee in the selection, recruitment and recommendation of directors;
•meeting as necessary to consider the nomination and screening of Board member candidates and evaluating the performance of the Board and its members; and
•overseeing organization, membership and evaluation of Board committees and committee members, and making appropriate recommendations to the Board with respect to such matters.

The Governance/Nominating Committee considers the following skills and characteristics in the matrix referenced above, all of which are represented by members of our Board:

Board Skill Matrix
Medical Device/Healthcare Industry	Business Scaling	Commercial/Sales & Marketing
Manufacturing/Quality	Compliance/Ethics	Financial
HR/Organizational/Diversity & Inclusion	Business Development/Strategic	Public Company Boards
Product Development/Innovation	International	Government Affairs

Board of Directors Qualifications and Diversity

The Company’s Principles of Corporate Governance provide the following guidelines for the qualifications of our directors:

•Board members as a group shall meet the qualifications established by the Governance/Nominating Committee, including governance, business and professional experience, diversity, industry awareness/ knowledge and stakeholder awareness.
•Board members must have high standards of personal ethics, a commitment to the mission and integrity of the Company and be willing to devote the necessary time and energy to fulfilling the Board’s responsibility of oversight of the Company and its management.
•Board members should also reflect a diversity of expertise, experience, background, race and gender.

The qualifications for directors utilized by the Governance/Nominating Committee in addition to those set forth above include the ability to read and understand basic financial statements, being over 21 years of age, possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. Candidates for director are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Governance/Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Governance/Nominating Committee and the full Board are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches. Of the eight current independent directors on our Board, one identifies as black and one is a woman.

In the case of incumbent directors whose terms of office are set to expire, the Governance/Nominating Committee reviews their overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Governance/Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance/Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance/Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote.

The Governance/Nominating Committee will consider director candidates recommended by business and professional sources, including executive search firms, and director candidates recommended by stockholders. The Governance/Nominating Committee intends to evaluate all director candidates in the same manner, including the minimum criteria set forth above, whether or not the candidate was recommended by a stockholder. To nominate a director for the fiscal 2022 Annual Meeting, stockholders must submit such nomination in writing to our Secretary at 1225 Old Highway 8 NW, St. Paul, Minnesota 55112 not later than the close of business on August 13, 2022, nor earlier than the close of business on July 14, 2022; provided, however, that in the event that the date of the fiscal 2022 annual meeting changes more than 30 days from November 11, 2022, the written proposal must be delivered not earlier than the close of business on the 120th day prior to the date of the fiscal 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the fiscal 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of the fiscal 2022 Annual Meeting is first made by the Company. You are advised to review the Company’s Bylaws for requirements relating to director nominees.

Political Activities
We respect the rights of our directors, management and employees to actively participate in the political process; however, our Code of Ethics provides that political participation and activities should be separate from our work, and we do not use Company funds to make political or PAC contributions.

Corporate Responsibility
As described in our Code of Ethics and Business Conduct, our company is mission-driven, patient-centric and customer focused. Our mission is Saving Limbs. Saving Lives. Every Day. Patients are at the center of everything we do, as we lead the way in the effort to successfully treat arterial calcium, a common complication for millions of patients suffering from peripheral and coronary artery diseases, by developing innovative medical devices to help us fulfill our mission. Our core values of Accountability, Community, Courage, Excellence, Integrity and Velocity guide the work we do every day and are used in our decision-making. We recognize the growing interest of our investors, employees and business partners in environmental, social and governance issues. Accordingly, we are committed to operating our business in a responsible manner, which includes improving our corporate sustainability by making business decisions that consider ethics, social and environmental factors, recognizing the benefits that diversity and inclusion provide and commit to equal opportunity and fair treatment in all aspects of our business, and respecting the human rights and dignity of people throughout our operations, our global supply chain and the world.

VOTE REQUIRED

The Board recommends that you vote “FOR” the election of each of the nominees to the Board set forth in this Proposal 1. The election of each of the nominees requires a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

PROPOSAL 2
APPROVAL OF A 1,700,000 SHARE INCREASE TO THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

On August 19, 2021, the Board of Directors approved, subject to stockholder approval, an amendment to the Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) to allocate an additional 1,700,000 shares for issuance under the 2017 Plan. For convenience of reference, a complete copy of the entire 2017 Plan, including the proposed amendment, is attached to this Proxy Statement as Appendix A, with deleted text shown in strikethrough and added text shown as double-underlined.

Proposed Changes

The only proposed change to the 2017 Plan is to increase the number of shares of common stock allocated to the 2017 Plan by 1,700,000 shares, which would also increase the number of shares of common stock that may be issued through incentive stock options from the total number of authorized shares under the 2017 Plan by the same amount. No other changes to the 2017 Plan are proposed or recommended.

As we have discussed in the past, the purpose of the 2017 Plan is to aid us in attracting, retaining, motivating and rewarding our key employees to whom our successful operations and strong performance are tied, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders. The Compensation Committee believes that equity incentive grants are vital to our interests and those of our stockholders, as they play an important role in our ability to attract and retain key management, align a significant percentage of our executives’ compensation to their performance, as well as ours, and generate in our executives a strategic long-term interest in our performance. As discussed below, this amendment to the 2017 Plan will allow us to continue to use stock-based compensation to achieve these goals.

Equity Compensation Plan Information

In addition to the 2017 Plan, the Company also maintains the 2014 Equity Incentive Plan (the “2014 Plan”); however, no equity awards have been granted under the 2014 Plan since the 2017 Plan was originally approved by our stockholders and no future grants will be made under the 2014 Plan.

As of September 14, 2021, with respect to the 2017 Plan and the 2014 Plan taken together, there were:

•84,828 shares of common stock subject to outstanding stock options with a weighted-average exercise price of $36.77 and a weighted-average remaining term of 9.2 years;
•543,371 shares of time-based restricted stock subject to forfeiture;
•844,939 shares of performance-based restricted stock subject to forfeiture; and
•313,275 restricted stock units outstanding.

As of September 14, 2021, there were 506,031 shares available for future grants under the 2017 Plan, excluding the proposed increase. As of September 14, 2021, we had a total of 40,581,235 shares of common stock issued and outstanding.

If this increase to the 2017 Plan is not approved by our stockholders, we will continue to make grants under the 2017 Plan until the current share allocation is depleted. We expect that the remaining shares available under the 2017 Plan will not be sufficient to meet our anticipated equity grant needs for the next 12 months.

The following table indicates the awards granted by us under the 2017 Plan and stock option activity for each of our last three completed fiscal years:

	Fiscal Year ended 6/30/2021	Fiscal Year ended 6/30/2020	Fiscal Year ended 6/30/2019
Options Granted	47,712	45,186	—
Options Forfeited or Expired	4,834	2,658	—
Options Exercised	—	—	22,321
Restricted Stock Granted	298,881	195,231	262,727
Restricted Stock Forfeited	27,008	22,977	27,143
Restricted Stock Vested	237,998	213,132	215,855
Performance-Based Restricted Stock Granted	339,395	207,891	225,325
Performance-Based Restricted Stock Forfeited	73,347	25,948	2,631
Performance-Based Restricted Stock Vested	166,086	275,193	—
Restricted Stock Units Granted	35,566	20,689	21,162
Restricted Stock Units Forfeited	—	2,316	—
Restricted Stock Units Converted to Common Stock	—	125,352	2,855
Basic Weighted-Average Common Shares Outstanding for Year(1)	38,832,002	34,275,957	33,535,759

(1)Equity awards classified as restricted stock and performance-based restricted stock are treated as issued shares when granted; however, these shares are not included in the computation of basic weighted average shares outstanding.
The following table presents the issued but unexercised stock options issued by us as of the end of the fiscal years indicated:

	Shares Subject to Outstanding Stock Options	Weighted Avg. Exercise Price	Weighted Avg. Remaining Term
June 30, 2019	—	$—	—
June 30, 2020	42,528	$38.13	9.9 years
June 30, 2021	85,406	$36.78	9.4 years
As of June 30, 2021, 2020 and 2019, there were 467,942, 434,067, and 474,945 shares of restricted stock subject to forfeiture, respectively, 760,584, 660,622, and 753,872 shares of performance-based restricted stock subject to forfeiture, respectively, and 282,763, 247,197, and 354,176 restricted stock units outstanding, respectively.

Burn Rate

In granting equity awards, we review annual equity usage and assess our historical use of shares. Our annual burn rate, net of forfeitures, was approximately 1.59% of weighted shares outstanding for the year ended June 30, 2021. Our average annual burn rate, net of forfeitures, for the three-year period ended June 30, 2021 was approximately 1.47% of weighted shares outstanding.

Administration

The 2017 Plan is administered by the Board of Directors or a committee of the Board consisting of at least one non-employee director. However, if required for compliance with Rule 16b-3 under the Exchange Act, any such committee shall consist of two or more directors, all of whom shall be a “non-employee director.” The Board of Directors of the Company has delegated the administration of the 2017 Plan to the Compensation Committee. The Board and the Compensation Committee are collectively referred to in the 2017 Plan as the “Administrator.”

The Administrator may delegate to one or more Committees and/or sub-Committees, or to one or more officers of the Company and/or its Affiliates, or to one or more agents and/or advisors, such administrative duties or powers as it may deem advisable. The Administrator or any Committees or individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility of the Administrator or such Committees or individuals may have under the 2017 Plan. The Administrator may, by resolution, authorize a special committee consisting of one or more directors who are also officers of the Company to do one or both of the following on the same basis as the Administrator: (i) designate employees to be recipients of awards under the 2017 Plan and (ii) determine the size and other terms of any such awards; provided, however, that the Administrator may not delegate such responsibilities to any such special committee for awards granted to an employee who is an officer or director of the Company or the beneficial owner of more than 10% of the Company’s common stock; the resolution providing such authorization sets forth the total number of awards such special committee may grant; and the special committee must report periodically to the Administrator regarding the nature and scope of the awards granted pursuant to the authority delegated.

Except as otherwise provided in the 2017 Plan, the Administrator has all of the powers vested in it under the provisions of the 2017 Plan, including, but not limited to, exclusive authority to determine, in its sole discretion, whether an award will be granted; the individuals to whom, and the time or times at which, awards will be granted; the number of shares subject to each award; the exercise price of options granted hereunder; and the performance criteria, if any, and any other terms and conditions of each award. The Administrator has full power and authority to administer and interpret the 2017 Plan, to make and amend rules, regulations and guidelines for administering the 2017 Plan, to prescribe the form and conditions of the respective agreements evidencing each award (which may vary from participant to participant), to amend or revise agreements evidencing any award (to the extent the amended terms would be permitted by the 2017 Plan and provided that no such revision or amendment, except as is authorized in Section 15 of the 2017 Plan may impair the terms and conditions of any award that is outstanding on the date of such revision or amendment to the material detriment of the participant in the absence of the consent of the participant), and to make all other determinations necessary or advisable for the administration of the 2017 Plan (including to correct any defect, omission or inconsistency in the 2017 Plan or any agreement, to the extent permitted by law and the 2017 Plan). The Administrator’s interpretation of the 2017 Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it under the 2017 Plan will be conclusive and binding on all parties concerned.

Eligibility

Any employee, director or consultant may participate in the 2017 Plan; provided, however, that only employees are eligible to receive Incentive Stock Options. As of the date of this proxy statement, approximately 789 employees, eight non-employee directors, and no consultants are eligible to participate in the 2017 Plan.

Shares Available for Awards

If the proposed increase had been approved as of September 14, 2021, there would have been 2,206,031 shares of common stock available for future awards under the 2017 Plan. If this increase is approved, the maximum number of shares of common stock that may be issued through incentive stock options from the total number of authorized shares under the 2017 Plan will also be increased to 2,206,031.

The following shares of common stock will not reduce the share authorization and will continue to be reserved and available for awards granted pursuant to the 2017 Plan: (i) all or any portion of any outstanding restricted stock award or restricted stock unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such award, and (ii) shares of common stock covered by an award to the extent the award is settled in cash; provided, however, that the full number of shares of common stock subject to a stock appreciation right will reduce the share authorization, whether such stock appreciation right is settled in cash or shares of common stock. Any shares of common stock withheld to satisfy tax withholding obligations on an award, shares of common stock withheld to pay the exercise price of an option, and shares of common stock subject to a broker-assisted cashless exercise of an option will reduce the share authorization. The 2017 Plan expressly prohibits the Company from adding back to the number of shares authorized for issuance under the 2017 Plan shares repurchased by the Company using stock option exercise proceeds.

Unless and until the Administrator of the 2017 Plan determines that a specific award to a covered employee is not performance-based compensation (in which case the following limits will not apply to that award):

•no person may be granted options or stock appreciation rights under the 2017 Plan for more than 500,000 shares of common stock in any fiscal year;
•no person may be granted restricted stock awards or restricted stock unit awards under the 2017 Plan for more than 300,000 shares of common stock in any fiscal year;
•no person may be granted share-based performance awards in any fiscal year covering more than 300,000 shares or cash-based performance awards in any fiscal covering more than of $5,000,000; and
•the maximum value of all awards granted under the 2017 Plan in any one fiscal year to any “non-employee director” will be, in the aggregate, $500,000.

The Administrator will adjust the number of shares and share limits described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2017 Plan. Any adjustment determination made by the Administrator will be final, binding and conclusive.

Type of Awards and Terms and Conditions

The 2017 Plan provides that the Administrator may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Administrator may determine to be necessary or desirable:

a.stock options, including both incentive stock options (“ISOs”) and non-qualified stock options;
b.stock appreciation rights (“SARs”);
c.restricted stock;
d.restricted stock units;
e.performance awards; and
f.other stock-based awards.

The amount and timing of future awards granted under the 2017 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. Future awards that would be received under the 2017 Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time.

Minimum Vesting. The 2017 Plan requires that all equity awards be subject to a minimum one-year vesting period, except that awards relating to not more than 5% of the total shares authorized under the 2017 Plan may contain terms that do not meet this minimum vesting period.

Options. Options may either be incentive stock options, which are specifically designated as such for purposes of compliance with Section 422 of the Internal Revenue Code, or non-qualified stock options. Options vest as determined by the Administrator, subject to applicable performance objectives and statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a stockholder who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. Non-qualified stock options vest as determined by the Administrator, subject to applicable performance objectives and statutory limitations regarding the maximum term of non-qualified stock options. The exercise price of each share subject to a non-qualified stock option will be determined by the Administrator at the time of grant but must be equal to or greater than the fair market value of a share on the date of grant.

Restricted Stock Awards. Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance.

Restricted Stock Units. Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance.

Performance Awards. Performance awards, which may be denominated in cash or shares, are earned upon achievement of performance objectives during a performance period established by the Administrator.

Stock Appreciation Rights. A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. Generally, upon exercise of a stock appreciation right, the recipient will receive cash, shares of Company stock, or a combination of cash and stock, with a value equal to the excess of: (i) the fair market value of a specified number of shares of Company stock on the date of the exercise, over (ii) a specified exercise price. Stock appreciation rights vest as determined by the Administrator, subject to applicable performance objectives and statutory limitations regarding the maximum term of stock appreciation rights.

Performance-Based Compensation. For any of the above awards that are intended as “Performance-Based Compensation,” the performance objectives will be limited to any one, or a combination of, (i) revenue or net sales, (ii) operating income, (iii) net income (before or after taxes), (iv) earnings per share, (v) earnings before or after taxes, interest, depreciation, amortization and/or stock compensation expense, (vi) gross profit margin, (vii) return measures (including, but not limited to, return on invested capital, assets, capital, equity, sales), (viii) increase in revenue or net sales, (ix) operating expense ratios, (x) operating expense targets, (xi) productivity ratios, (xii) gross or operating margins, (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment), (xiv) working capital targets, (xv) capital expenditures, (xvi) share price (including, but not limited to, growth measures and total shareholder return), (xvii) appreciation in the fair market value or book value of the common stock, (xviii) debt to equity ratio or debt levels, (xix) market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels, and (xx) operational targets including without limitation milestones in clinical trials, research and development, regulatory approvals, new product commercialization and new market expansion. These performance objectives may be used to measure the performance of the Company as a whole or the performance of any business unit or any combination thereof as the Administrator may determine, or any of the specified performance objectives may be compared to the performance of a group of competitor or peer companies, as the Administrator may determine. Further, the Administrator may also determine performance objectives on a GAAP or non-GAAP basis. Section 7(b) of the 2017 Plan provides that an award based on performance objectives may include provisions that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20—Extraordinary and Unusual Items and/or in Management's Discussion and Analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

Rights as Stockholders. Recipients of restricted stock awards will have the right to vote such shares upon their issuance, even if prior to the date when such shares have vested, or all risks of forfeiture have lapsed. Otherwise, recipients of equity awards authorized under the 2017 Plan are not generally entitled to any rights as stockholders with respect to any shares covered by the award until the date of issuance of the underlying shares of common stock (in the case of stock options, SARs, restricted stock units and performance awards) or the date that the risks of forfeiture related to such shares has lapsed (in the case of restricted stock awards). Further, the 2017 Plan expressly provides that a recipient is not entitled to receive any dividends or dividend equivalents attributable to the underlying shares of common stock prior to the time that both the underlying shares of common stock have been issued and have vested (in the case of stock options, SARs and performance awards) or are no longer subject to risk of forfeiture (in the case of restricted stock awards). All rights to any dividends or dividend equivalents payable with respect to shares of common stock covered by an award that are forfeited will also be forfeited.

Plan Amendments

The Board may from time to time, insofar as permitted by law, suspend or discontinue the 2017 Plan or revise or amend it in any respect. However, except to the extent required by applicable law or regulation or as except as provided under the 2017 Plan itself, the Board may not, without stockholder approval, revise or amend the 2017 Plan to (i) materially increase the number of shares subject to the 2017 Plan, (ii) change the designation of participants, including the class of employees, eligible to receive awards, (iii) decrease the price at which options or stock appreciation rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock with other awards, or amend the terms of outstanding options or stock appreciation rights to reduce their exercise price, (v) materially increase the benefits accruing to participants under the 2017 Plan, or (vi) make any modification that will cause incentive stock options to fail to meet the requirements of Internal Revenue Code Section 422. Further, without stockholder approval, the terms of any outstanding Award may not be amended to reduce the exercise price of any outstanding stock option or SAR or cancel any outstanding stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock option or SAR.

Term

The Administrator may grant awards pursuant to the 2017 Plan until it is discontinued or terminated. However, ISOs may only be granted prior to November 15, 2027.

Change of Control

Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the 2017 Plan, the Administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof); (ii) the complete termination of the 2017 Plan and the cancellation of any or all awards (or portions thereof) that have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control; (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, must assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations; or (iv) that participants holding outstanding awards will become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested, as determined by the Administrator pursuant to the 2017 Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options or stock appreciation rights, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options or stock appreciation rights, or (2) for participants holding awards other than options or stock appreciation rights, the fair market value of such common stock on the date immediately preceding the effective date of such change of control. The Administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

Payment

Upon exercise of an option granted under the 2017 Plan, and as permitted in the Administrator’s discretion, the option holder may pay the exercise price in cash (or cash equivalent), by surrendering previously-acquired unencumbered shares of Company common stock, by having the Company withhold shares of Company common stock from the number of shares that would otherwise be issuable upon exercise of the option (e.g., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), another form of payment authorized by the Administrator, or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with Company common stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares required to be delivered or withheld.

Transfer Restrictions

Unless permitted by law and expressly permitted by the 2017 Plan or underlying award agreement, no award will be transferable, other than by will or by the laws of descent and distribution. The Administrator may permit a recipient of a non-qualified stock option to transfer the award by gift to his or her “immediate family” or to certain trusts or partnerships (as defined and permitted by applicable federal securities law).

Recoupment Policy

Subject to the terms and conditions of the 2017 Plan, the Administrator may provide that any participant and/or any award, including any shares of common stock subject to an award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy that may be maintained by the Company from time to time.

Federal Income Tax Matters

Stock Options. Under present law, an optionee will not recognize any taxable income on the date a non-qualified stock option is granted pursuant to the 2017 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which non-qualified stock options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

ISOs granted under the 2017 Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no compensation that is taxable as ordinary income when the option is granted. Further, the optionee generally will not recognize any compensation that is taxable as ordinary income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. The Company generally is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares. However, if following the exercise of an ISO, the optionee sells the ISO shares or otherwise makes a “disqualifying disposition” (as such term is defined in the Internal Revenue Code) prior to such one or two-year periods, then the optionee will recognize ordinary income in the year of such transfer based upon the difference between the exercise price and the fair market value of the shares at the time of exercise, and the Company will be entitled to an income tax deduction in the amount of such ordinary income.

Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse. Alternatively, if a recipient makes an election under Section 83(b) of the Internal Revenue Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Restricted Stock Units. A recipient of restricted stock units will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units on the settlement date(s). The Company normally will receive a corresponding deduction at the time of settlement, equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Performance Awards. A recipient of performance awards will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received, as the case may be, in the year that the recipient receives payment. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Stock Appreciation Rights. Generally, a recipient of a stock appreciation right will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received in the year that the stock appreciation right is exercised. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Section 409A of the Internal Revenue Code. Depending in part on particular award terms and conditions, certain awards under the 2017 Plan may be considered non-qualified deferred compensation subject to the requirements of Section 409A of the Internal Revenue Code. If the terms of such awards do not meet the requirements of Section 409A, the violation of Section 409A may result in an additional 20% tax obligation, plus penalties and interest for such participant.

The foregoing is only a summary of the effect of U.S. federal income taxation with respect to the grant and exercise of awards under the 2017 Plan. It does not purport to be complete and does not discuss the tax consequences of an individual’s death or the provisions of the income tax laws of any municipality, state or foreign country in which any eligible individual may reside.

Other Information

Other than as a result of their right to participate in the 2017 Plan, no person who was a director or executive officer of the Company in the year ended June 30, 2021 or who is a nominee for director at the Annual Meeting, or any associate of theirs, has any substantial interest in this proposal.

VOTE REQUIRED

The Board recommends that you vote “FOR” the approval of the proposed amendment to the 2017 Plan that will increase the number of shares of common stock available for issuance thereunder by 1,700,000 shares. Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022, and the Board has directed that the appointment of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2021 and has been the Company’s independent registered public accounting firm since February 25, 2009. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee is directly responsible for the appointment, compensation (including the negotiations therefor), retention and oversight of PricewaterhouseCoopers LLP. The Audit Committee and its Chair are directly involved in the selection of the lead engagement partner of PricewaterhouseCoopers LLP when there is a required rotation. While the Audit Committee periodically considers whether there should be a regular rotation of the Company’s independent auditors, members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the appointment of PricewaterhouseCoopers LLP is being submitted to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the fiscal 2021 financial statements, the Company entered into an engagement agreement with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP performed audit services for the Company.

The following table presents the aggregate fees for the fiscal years ended June 30, 2021 and June 30, 2020 billed by PricewaterhouseCoopers LLP. All fees described below were approved by the Audit Committee.

	2021	2020
Audit Fees(1)	$605,000	$694,749
All Other Fees(2)	1,800	2,766
	$606,800	$697,515
(1)Audit Fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Audit fees also include fees for services rendered in connection with the filing of registration statements and other documents with the SEC, and the issuance of accountant consents and comfort letters.
(2)All Other Fees consist of fees billed in the indicated year for other permissible work performed by PricewaterhouseCoopers LLP that is not included within the Audit Fee category description.

PRE-APPROVAL POLICIES AND PROCEDURES

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. The Audit Committee may not approve non-audit services prohibited by applicable regulations of the SEC if such services are to be provided contemporaneously while serving as independent auditors. The Audit Committee has delegated authority to the Chair of the Audit Committee to approve the commencement of permissible non-audit related services to be performed by the independent auditors and the fees payable for such services, provided that the full Audit Committee subsequently ratifies and approves all such services. For fiscal 2021, all audit and non-audit services performed by our independent auditors were pre-approved in accordance with such pre-approval policies. The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

VOTE REQUIRED

The Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of the following executive officers (the “Named Executive Officers”) for fiscal 2021:

• Scott R. Ward	Chairman, President and Chief Executive Officer
• Jeffrey S. Points	Chief Financial Officer
• Rhonda J. Robb	Chief Operating Officer
• Alexander Rosenstein	General Counsel and Corporate Secretary
• Ryan D. Egeland, M.D., Ph.D.	Chief Medical Officer

Executive Summary

Our business was significantly affected by the unprecedented COVID-19 pandemic, which continued throughout fiscal 2021. The pandemic caused a disruption in the procedures using our products, which negatively affected our sales and associated revenue. The uncertainty of the effects of the pandemic throughout fiscal 2021 made it difficult to forecast our sales and predict the duration and severity of the effects of the pandemic on our business. Nevertheless, we believe that we successfully navigated the pandemic throughout fiscal 2021 and achieved several key milestones:

•Revenue increased 9.5% to $259.0 million. Peripheral revenue grew 6.3% to $166.4 million, and coronary revenue grew 17.3% to $70.0 million.
•Operating expenses decreased 2.2%, from $214.5 million to $209.8 million as a result of disciplined spending
•We continued to expand internationally in fiscal 2021, including through the launch of our Coronary Orbital Atherectomy System in Europe in February 2021.
•We entered into agreements with Chansu Vascular Technologies, LLC to develop novel peripheral and coronary everolimus drug-coated balloons.
•We acquired a line of peripheral support catheters from WavePoint Medical, LLC and engaged WavePoint to develop a portfolio of specialty catheters used in the treatment of chronic total occlusions and complex percutaneous coronary intervention procedures.
•We introduced several new products in the United States, including the WIRION Embolic Protection System and the full line of JADE percutaneous transluminal angioplasty over-the-wire balloon catheters.
•Enrollment in our ECLIPSE clinical trial, which was paused in March 2020 due to the pandemic, recommenced in October 2020 and exceeded 1,600 as of June 30, 2021. ECLIPSE is a prospective, multi-center, randomized clinical trial of approximately 2,000 subjects with severely calcified coronary lesions in the United States.
•Our executive officers proactively managed the business throughout the pandemic to address immediate uncertainties and prepare for the post-COVID world and a more normalized state of the business. Throughout the pandemic, we operated our manufacturing facilities and continued to ship product. Most of our office-based employees telecommuted, and our field employees continued to support cases in clinical settings where they were able to have access. We took several actions intended to protect the health and well-being of our workforce and our customers. Our executive officers managed our expenses and engaged in business planning to ensure stability and sustainability throughout this unprecedented time, and they endeavored to assure that we have the strength and capacity required to achieve a rapid and sustained recovery in fiscal 2022.

Due to the ongoing pandemic and its impact on both the U.S. and global healthcare system, our results of operations were subject to an unusually high degree of unpredictability, which led to our management’s and Board’s decision to establish operating plans by fiscal quarter, rather than for the full fiscal year, with our cash incentive program for the Named Executive Offices tied to these quarterly operating plans, rather than a full fiscal year plan.

We believe that our performance in fiscal 2021 was strong, particularly in light of the pandemic. We set appropriate but aggressive performance targets for our executive cash incentive compensation program throughout the year, and while we exceeded our adjusted EBITDA target, we fell slightly short of our revenue target. When combined, our overall performance in relation to the target levels of cash incentive compensation that were established on a quarterly basis throughout the year resulted in achievement at 94.4% of target. However, as described below under “Annual Incentive,” the Compensation Committee and the Board adjusted the adjusted EBITDA portion of the annual incentive with respect to certain unplanned, one-time expenses incurred in the third and fourth quarters of the fiscal year in accordance with their authority under the fiscal 2021 cash incentive compensation program, resulting in a payout at 99.2% of target.

In addition, the three-year relative total stockholder return cycle for the performance-based shares granted in August 2018 ended on June 30, 2021. Our three-year total stockholder return of 48.7% was at the 62nd percentile of the applicable peer group, which resulted in an above target payout of 134% of target.

We believe our compensation programs appropriately rewarded our executive team for the Company’s performance in fiscal 2021. The Compensation Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain critical employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. Accordingly, the Compensation Committee believes executive compensation packages that we provide to our executives should include both cash and stock-based compensation that reward performance as measured against established goals.

Say on Pay Results and Stockholder Engagement

At our Annual Meeting held November 11, 2020, our stockholders had the opportunity to cast a non-binding advisory vote on our executive compensation. Approximately 75% of the shares voted at the meeting approved our executive compensation. In response to this result, we initiated discussions with stockholders representing approximately 53.4% of our outstanding shares as of June 30, 2021, regarding our executive compensation program, as well as governance and other matters of importance to them. While the feedback from these stockholders on our executive compensation program was largely positive, the stockholders with whom we spoke who voted against the non-binding advisory vote on executive compensation in 2020 expressed their objection to the discretionary bonuses awarded to our Named Executive Officers in 2020, which were intended to recognize achievement of fiscal 2020 milestones, performance prior to the onset of the COVID-19 crisis, and efforts relating to the successful management of the Company during the onset of the COVID-19 pandemic at the end of fiscal 2020. The Board and the Compensation Committee understood the objections to these bonuses, which were awarded to the Named Executive Officers to recognize extraordinary performance in an unprecedented time. Even prior to the 2020 Annual Meeting, in light of the uncertainties relating to the ongoing impact of the pandemic, the Board and the Compensation Committee adjusted the annual bonus program for fiscal 2021 to provide for quarterly goals, which were approved for each quarter in the fiscal year no later than the end of the first month of each such quarter. This structure enabled the goals to be appropriately set to reflect the unpredictable and continually changing impact on our business of the pandemic and provide for appropriate bonus payouts for fiscal 2021 performance, and it avoided any consideration of discretionary bonuses. Accordingly, the Named Executive Officers were not granted any discretionary bonuses for fiscal 2021. The Board and the Compensation Committee generally do not intend to grant discretionary bonuses to the Company’s executive officers but will retain the authority for granting them in extraordinary circumstances, as described below. We believe that not awarding any discretionary bonuses for fiscal 2021 appropriately addressed the concerns of our stockholders with respect to our executive compensation program in fiscal 2020.

The Compensation Committee welcomed the feedback from its stockholders on executive compensation and intends to continue its practice of linking Company performance with executive compensation decisions. We will continue to engage in discussions with stockholders who seek to provide input on executive compensation matters. We appreciate and consider all feedback and strive to provide clear and understandable information about our compensation design and performance measures.

Overview of Compensation and Process

The Compensation Committee worked with management and with our independent compensation consultant Willis Towers Watson to design the executive compensation programs for fiscal 2021, following the belief that compensation should reflect the value created for the stockholders while furthering the Company’s strategic goals. In doing so, we instituted our compensation programs to achieve the following goals:

•align the interests of management with those of stockholders;
•provide fair and competitive compensation;
•integrate compensation with our business plans;
•align rewards with both business and individual performance; and
•attract and retain key executives that are critical to our success.

These objectives emphasize pay for performance by structuring the compensation elements such that a higher percentage of compensation is variable based upon Company performance.

The compensation package for each executive officer is comprised of the three elements set forth in the table below:

Pay element	Description
Base salary	Guaranteed base income that reflects individual performance and is designed primarily to be competitive with salary levels in the industry and peer group
Annual incentive	Cash incentive awards contingent upon specific corporate revenue and adjusted EBITDA goals
Long-term incentive	Long-term, stock-based incentive awards that strengthen the alignment of interests between the executive officers and our stockholders

The following graphs illustrate the relative percentages of these elements at target for each of the Named Executive Officers for fiscal 2021:

Our Compensation Committee, in consultation with its independent compensation consultant, Willis Towers Watson, administers our compensation program for the Named Executive Officers. The Compensation Committee regularly invites a representative of its independent compensation consultant to participate in Compensation Committee meetings and seeks the consultant’s views regarding various compensation related issues. In connection with the annual review of executive officer and director compensation, at the request of the Compensation Committee, this consultant provides the Committee with data regarding the compensation paid to executive officers and directors of companies deemed to be comparable to us (the “Compensation Peer Group”).

In establishing relevant peers that are similar to us, the Compensation Committee considered several factors, namely: companies in the healthcare equipment industry with an emphasis on research and development, companies with similar financial scope (e.g., revenue, EBITDA and market capitalization), and companies with a significant sales force. The Compensation Committee believes that the companies listed below generally meet some or all of these criteria.

For fiscal 2021, the Compensation Peer Group consisted of the following companies:

Accuray Incorporated	Fluidigm Corporation	Penumbra, Inc.
ABIOMED, Inc.	Glaukos Corporation	SeaSpine Holdings Corporation
AngioDynamics Inc.	Insulet Corporation	STAAR Surgical Company
AtriCure, Inc.	LeMaitre Vascular, Inc.	Tactile Systems Technology, Inc.
ATRION Corp	Natus Medical, Inc.	Tandem Diabetes Care, Inc.
CryoLife Inc.	Nevro Corp.
Cutera, Inc.	Orthofix Medical Inc.

In setting fiscal 2021 compensation, the Compensation Committee used the data assembled by Willis Towers Watson from the Compensation Peer Group set forth above, supplemented by industry survey data as determined appropriate by Willis Towers Watson for certain positions, to assist in its determination of base salaries, target incentive compensation under the fiscal 2021 annual incentive program, and target long-term equity awards.

In making compensation decisions, the Compensation Committee compares all elements of total compensation to the companies in the Compensation Peer Group. The Compensation Committee reviews the compensation paid to executives in the Compensation Peer Group and performance evaluations presented by management in determining the appropriate aggregate and individual compensation levels for the performance year. In conducting its review, the Compensation Committee considers quantitative performance results of the Company and the overall need of the Company to attract, retain and motivate the executive team.

The following table summarizes best practices that we follow and practices that we avoid in establishing our executive compensation program:

Best practices we follow:
✔ Majority of Named Executive Officer compensation tied to long-term Company performance
✔ Long-term incentive awards are weighted toward performance-based shares
✔ Stock ownership guidelines of 5x salary for CEO and 3x for the other Named Executive Officers
✔ Capped incentive plan payouts
✔ Compensation Committee is comprised entirely of independent directors
✔ Compensation Committee engages an independent consultant
✔ Compensation Committee regularly meets in executive session without management present
✔ Annual risk assessment of the compensation program
✔ Minimum vesting schedule of at least 12 months for equity awards
✔ Incentive program designs do not encourage excessive risk taking
✔ The CEO is not present during any deliberations or voting of the Compensation Committee or Board regarding his compensation

✔ Long-term incentive awards are weighted toward performance-based shares
✔ Stock ownership guidelines of 5x salary for CEO and 3x salary for the other Named Executive Officers
✔ Capped incentive plan payouts
✔ Compensation Committee is comprised entirely of independent directors
✔ Compensation Committee engages an independent consultant
✔ Compensation Committee regularly meets in executive session without management present
✔ Annual risk assessment of the compensation program
✔ Minimum vesting schedule of at least 12 months for equity awards
✔ Incentive program designs do not encourage excessive risk taking
✔ The CEO is not present during any deliberations or voting of the Compensation Committee or Board regarding his compensation

Practices we avoid:
✘ Hedging and pledging stock are prohibited.
✘ We generally do not extend significant perquisites to our executives beyond the benefits that are available to our employees generally
✘ Excise tax gross-ups are not utilized in our employment arrangements
✘ Our equity plan prevents that payment of dividends on unvested equity awards
✘ We do not guarantee cash incentive payments; each cash incentive requires a threshold of performance

✘ We generally do not extend significant perquisites to our executives beyond the benefits that are available to our employees generally
✘ Excise tax gross-ups are not utilized in our employment arrangements
✘ Our equity plan prevents the payment of dividends on unvested equity awards
✘ We do not guarantee cash incentive payments; each cash incentive requires a threshold of performance

Base Salaries

Base salary is an important element of our executive compensation program as it provides executives with a competitive, fixed, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, we generally target base salaries at the median of Compensation Peer Group salaries for comparable positions, a level that we believe is sufficient to attract and retain an experienced management team that will successfully grow our business and create stockholder value. Base salaries are reviewed regularly and adjusted to reward individual performance and contributions to our overall business objectives. We seek to do so in a manner that does not detract from the executives’ incentive to realize additional compensation through our performance-based compensation programs.

The Compensation Committee reviews the Chief Executive Officer’s base salary annually at the end of each fiscal year. The Compensation Committee may recommend that the Board make adjustments to the Chief Executive Officer’s base salary based upon the Compensation Committee’s review of his current base salary, incentive cash compensation and equity-based compensation, as well as his performance and comparative market data. The Compensation Committee reviews other executives’ base salaries at the end of each fiscal year, with input from the Chief Executive Officer. The Compensation Committee may approve adjustments to other executives’ base salary based upon the Chief Executive Officer’s recommendations and the reviewed executive’s responsibilities, experience and performance, as well as comparative market data.

In utilizing comparative data, the Compensation Committee seeks to approve or recommend to the Board, as the case may be, salaries for each executive at a level that is appropriate after giving consideration to experience for the relevant position and the executive’s performance. The Compensation Committee reviews performance for both the Company (based upon achievement of strategic initiatives) and each individual executive. Based upon these factors, the Compensation Committee may approve or recommend to the Board, as the case may be, adjustments to base salaries to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or Company achievement, or to account for changes in roles and responsibilities.

For fiscal 2021, the Named Executive Officers received no base salary increases from their base salaries in effect for fiscal 2020. The Board approved the base salary for Mr. Ward, and the Compensation Committee approved the base salaries for each of the other Named Executive Officers, for the fiscal year ended June 30, 2021:

Name	2021 Base Salary	2020 Base Salary		Percentage Increase
Scott R. Ward	$670,000	$670,000	(1)	0%
Jeffrey S. Points	$332,750	$332,750		0%
Rhonda J. Robb	$472,770	$472,770		0%
Alexander Rosenstein	$343,033	$343,033		0%
Ryan D. Egeland	$321,360	$321,360		0%
(1) On April 1, 2020, due to the COVID-19 pandemic, Mr. Ward voluntarily instituted a temporary reduction of 30% in the base salary otherwise payable to him, which was in effect through June 30, 2020.

Annual Incentive

Each Named Executive Officer has a target annual cash incentive that is a percentage of his or her base salary. In fiscal 2021, target incentive levels as a percentage of base salary were:

•115% for the President and Chief Executive Officer;
•100% for the Chief Financial Officer and the Chief Operating Officer;
•75% for the General Counsel and Corporate Secretary; and
•60% for the Chief Medical Officer

The Compensation Committee structures the Company’s annual cash incentive program to reward its Named Executive Officers based on the Company’s fiscal year performance. Each year, after the Company’s annual financial planning process, the Compensation Committee and the Board establish the financial objectives that need to be achieved by the Company for the Named Executive Officers to earn the cash incentive. These financial objectives vary from year to year, depending on the Company’s business goals.

In fiscal 2021, the cash incentive compensation program was based on the Company’s achievement of revenue and adjusted EBITDA financial goals in order to continue to align executive compensation with the interests of our stockholders. Due to the ongoing COVID-19 pandemic and its impact on both the U.S. and global healthcare system, our results of operations were subject to an unusually high degree of unpredictability, which led to our management’s and Board’s decision to establish operating plans by fiscal quarter, rather than for the full fiscal year. Accordingly, the Compensation Committee and the Board tied the fiscal 2021 cash incentive program to these quarterly operating plans and approved quarterly financial targets throughout the fiscal year, in each case no later than the end of the first month of each such quarter.

Target amounts were split each quarter 75% for achievement of revenue targets and 25% for achievement of adjusted EBITDA targets. At the start of the fiscal year, adjusted EBITDA was defined as income from operations with stock compensation, depreciation and amortization added back. In addition, the approved program enabled the Compensation Committee to further adjust adjusted EBITDA to include or exclude the events set forth in Section 7(b) of the Company’s 2017 Equity Incentive Plan (as described in Proposal 2 above) and other unforeseen expenses. In the third quarter of fiscal 2021, the Company completed an acquisition of a product portfolio of peripheral microcatheters, in connection with which the Company incurred acquired in process research and development (IPR&D) charges of $3.4 million. The Compensation Committee and the Board determined that IPR&D charges would also be added back for purposes of calculating adjusted EBITDA in the third quarter and in future quarters. For purposes of annual incentive compensation, an adjustment is also made for cash incentive compensation paid to management above or below 100% target levels for that particular fiscal year. The Compensation Committee also approved a clawback feature for the fiscal 2021 annual incentive program in the event of a required restatement of the Company’s financial statements.

As described above, the fiscal 2021 performance goals for the Company’s Annual Incentive Plan were established by fiscal quarter:

Fiscal First Quarter ended September 30, 2020	Revenue (in millions)	Adjusted EBITDA (1) (in millions)	Achievement as a % of Target
Threshold	$49.4	$(7.2)	50%
Target	$61.7	$0.3	100%
Maximum	$67.9	$4.0	200%
Actual	$60.5	$4.3	119.4%

Fiscal Second Quarter ended December 31, 2020	Revenue (in millions)	Adjusted EBITDA (1) (in millions)	Achievement as a % of Target
Threshold	$56.1	$(3.6)	50%
Target	$70.1	$4.8	100%
Maximum	$77.1	$9.1	200%
Actual	$64.2	$5.2	76.0%

Fiscal Third Quarter ended March 31, 2021	Revenue (in millions)	Adjusted EBITDA (1)(2) (in millions)	Achievement as a % of Target
Threshold	$52.8	$(5.1)	50%
Target	$66.0	$2.8	100%
Maximum	$72.6	$6.8	200%
Actual	$63.3	$(0.9)	79.1%

Fiscal Fourth Quarter ended June 30, 2021	Revenue (in millions)	Adjusted EBITDA (1)(3) (in millions)	Achievement as a % of Target
Threshold	$56.0	$(6.0)	50%
Target	$70.0	$2.4	100%
Maximum	$77.0	$6.4	200%
Actual	$71.0	$—	103.2%

(1) The following is a reconciliation of the actual adjusted EBITDA result to the most comparable U.S. GAAP measure by fiscal quarter (in thousands):

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net income	$(2,076)	$(56)	$(6,004)	$(5,285)
Other (income) and expense, net	355	276	292	313
Provision for income taxes	63	63	63	63
Income from operations	(1,658)	283	(5,649)	(4,909)
Add: Stock-based compensation	4,907	3,877	3,704	3,742
Add: IPR&D charges incurred in connection with asset acquisitions	—	—	3,353	—
Add: Depreciation and amortization	1,029	1,058	1,056	1,169
Adjusted EBITDA	$4,278	$5,218	$2,464	$2

(2) As noted above, in the third quarter of fiscal 2021, the Company completed an acquisition of a product portfolio of peripheral microcatheters, in connection with which the Company incurred acquired IPR&D charges of $3.4 million. The anticipated effect of this acquisition was not factored into the adjusted EBITDA performance goals approved for the third quarter. In the Company’s public financial reporting for the quarter, it excluded the acquired IPR&D charge associated with this acquisition from the calculation of adjusted EBITDA and determined to exclude acquired IPR&D charges from adjusted EBITDA in future quarters. Accordingly, in approving actual performance in the third quarter under the cash incentive program, the Committee and the Board used their discretion to include or exclude unforeseen expenses from adjusted EBITDA set forth in the approved compensation program and determined to add back the acquired IPR&D charges into adjusted EBITDA for purposes of calculating adjusted EBITDA achievement for the quarter. As a result of this adjustment, the third quarter payout for the adjusted EBITDA portion of the annual incentive was 94.6% of target, and the total payout for third quarter was 87.0% of target.
(3) The actual achievement under the adjusted EBITDA criteria established at the beginning of the fiscal fourth quarter ended June 30, 2021, was 81.1 % of target, and the actual total achievement for fiscal fourth quarter was 103.2%. However, the Compensation Committee and the Board considered that there were various unplanned, one-time charges of $5.0 million in the aggregate in connection with the Company’s previously announced plans related to the upgrade of saline pumps that will be reaching end of service over the coming 24-36 months, temporarily reducing production during its fiscal fourth quarter to restore normal inventory levels and additional one-time inventory-related charges. Given the impact of these items on the Company’s adjusted EBITDA, the Compensation Committee and the Board determined to use their discretion to include or exclude unforeseen expenses from adjusted EBITDA set forth in the approved compensation program and determined to add these expenses back into adjusted EBITDA for purposes of calculating the adjusted EBITDA achievement for the quarter. As a result of this adjustment, the fourth quarter payout for the adjusted EBITDA portion of the annual incentive was 125.9% of target, and the total payout for fourth quarter was 114.4% of target.

When aggregating the financial results for each fiscal quarter and the adjustments to adjusted EBITDA described above, the actual achievement by measure was 89.0% of revenue targets and 129.9% of adjusted EBITDA targets, resulting in an overall total payout of 99.2% under the Fiscal 2021 Annual Incentive Plan.

	Fiscal 2021
	Target $ Incentive Compensation	Actual $ Incentive Compensation	Actual Incentive as a % of Base Salary
Scott R. Ward	$770,500	$764,470	114.1%
Jeffrey S. Points	$332,750	$330,146	99.2%
Rhonda J. Robb	$472,770	$469,071	99.2%
Alexander Rosenstein	$257,275	$255,621	74.5%
Ryan D. Egeland, MD PhD	$192,816	$191,307	59.5%

Discretionary Bonuses

The Board and the Compensation Committee have the authority to grant discretionary bonuses. In making a determination to grant a discretionary bonus, the Board and the Compensation Committee will consider several factors, such as extraordinary individual or Company performance, achievement of major Company milestones, contribution to increase in stockholder value, amount of total compensation compared to the Compensation Peer Group, and retention. There were no discretionary bonuses granted for fiscal 2021.

Long-Term Incentives

We provide long-term incentives to the Named Executive Officers through grants of equity. Under our Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), we may make grants of restricted stock awards, stock options, restricted stock units, performance share awards, performance unit awards and stock appreciation rights to officers and other employees. We adopted the 2017 Plan and our prior equity incentive plans to give us flexibility in the types of awards that we could grant to our executive officers and other employees in order to meet our business needs. In fiscal 2021, we used equity awards to emphasize performance, stockholder alignment and retention.

In fiscal 2021, the Compensation Committee approved equity grants to the Named Executive Officers, other than Mr. Ward, and recommended to the Board for approval equity grants to Mr. Ward. In each case, the Compensation Committee or the Board, as applicable, approved an aggregate dollar amount of equity for each Named Executive Officer, which awards were granted in the share amounts set forth in the table below based on the closing price of our common stock on August 7, 2020.

Each Named Executive Officer has a target equity incentive expressed as a percentage of his or her base salary. In fiscal 2021, target equity incentive levels as a percentage of base salaries were:

•450% for the President and Chief Executive Officer;
•200% for the Chief Financial Officer and Chief Operating Officer;
•150% for the General Counsel and Corporate Secretary; and
•125% for the other Named Executive Officers.

The value was then split to provide 60% of the value in performance-based restricted stock, which vests based on target level performance, and 40% in time-based restricted stock in order to more heavily align these incentives with performance and stakeholder interests.

For fiscal 2021, the Board and the Compensation Committee determined that the performance-based restricted stock would vest entirely based on total stockholder return and the measurement period would be three years, in each case in order to align executive incentives with long-term stockholder interests. Accordingly, the performance-based restricted stock granted in fiscal 2021 will vest based on our total stockholder return relative to total stockholder return of the Compensation Peer Group, as measured by the closing prices of our stock and the Compensation Peer Group members for the 90 trading days preceding July 1, 2020 compared to the closing prices of our stock and the Compensation Peer Group members for the 90 trading days preceding July 1, 2023, as follows:

Total Shareholder Return (TSR)	Payout
Less than 25th percentile of peer group	Forfeiture of all shares subject to the award
25th percentile of peer group	Payout at threshold (25% of max shares granted)
Greater than 25th but less than 50th percentile of peer group	Threshold payout plus a pro-rata portion of the remaining shares, interpolated to the median TSR of the Peer Group
50th percentile of peer group	Payout at target (50% of max shares granted)
Greater than 50th but less than 85th percentile of peer group	Target payout plus a pro rata portion of the remaining shares, interpolated to the 85th percentile of TSR of the Peer Group
Greater than or equal to 85th percentile of peer group	Payout at max (100% of max shares granted)

Vesting of the performance-based restricted stock will occur on the date that our Annual Report on Form 10-K for the fiscal year ending June 30, 2023 is filed.

The performance-based restricted stock was granted to each Named Executive Officer at the maximum number of shares that could be earned, which is 200% of the target number of shares allocated to performance-based restricted stock. Any shares not earned will be forfeited upon confirmation of the performance level actually achieved.

The maximum number of shares subject to each type of award is set forth in the table below:

	2021 Restricted Stock Awards
Name	Time(1)	Performance(2)
Scott R. Ward	38,766	116,298
Jeffrey S. Points	8,557	25,671
Rhonda J. Robb	12,158	36,473
Alexander Rosenstein	6,616	19,848
Ryan D. Egeland	5,165	15,495
(1) The award vests as to one-third of the shares at each of the first three anniversaries of August 13, 2020.
(2) The award vests based on the Company’s total stockholder return relative to total stockholder return of the Compensation Peer Group, as described above.

If an executive officer holds restricted stock with time-based vesting, and his or her employment is terminated for any reason (other than change of control or events under the Severance Plan), including death or disability, prior to restrictions lapsing, all of the executive officer’s rights to all of the shares subject to forfeiture are immediately and irrevocably forfeited. If an executive officer holds restricted stock with total stockholder return conditions on vesting, and his or her employment is terminated for any reason (other than change of control or events under the Severance Plan), including death or disability but not including termination for cause, prior to the total stockholder return criteria being satisfied, he or she will forfeit a pro rata portion of the shares subject to the award based on the number of months in the three-year performance period remaining following termination.

The general policy of the Company is to grant restricted stock to executives at the first Board meeting of the fiscal year, with the effective date of the grant being the third business day following the Company’s fiscal year-end earnings release or a later date if the first Board meeting is held after the date of the earnings release or if an executive joins the Company later in the fiscal year. The number of shares granted is based on a formula that sets an incentive compensation amount as the percentage of base salary for each executive officer, divided by the closing price of our common stock on the third business day following the Company’s fiscal year-end earnings release, or later grant date, if applicable, and rounded up to the nearest share.

Our most recent three-year relative total shareholder return cycle ended on June 30, 2021, with respect to the performance-based shares granted in August 2018. Our average closing stock price for the 90 trading days preceding July 1, 2018 was $26.45, compared to an average closing stock price for the 90 trading days preceding July 1, 2021 of $39.32, resulting in a three-year total stockholder return of 48.7%. This three-year total stockholder return was at the 62nd percentile of the applicable peer group, which resulted in an above target payout of 134% of target.

Stock Ownership Guidelines and Certain Restrictions on Stock Ownership

On August 18, 2014, the Board established minimum stock ownership guidelines for our executive officers. These guidelines require executive officers to hold shares of the Company’s common stock with the following values:

•Chief Executive Officer: five times base salary;
•Section 16 Officers: three times base salary; and
•Vice Presidents and other officers: two times base salary.

Each current officer has five years from such person’s original date of appointment to his or her current position, and any new officer appointed will have five years from the date of such person’s appointment, to reach the applicable ownership level. For purposes of these guidelines, unvested time-based restricted stock awards will count toward such ownership level but unvested performance-based restricted stock awards will not count toward such ownership level. The Compensation Committee is authorized to administer such guidelines, including the authority to make such guidelines applicable to other officers of the Company and resolve any questions of interpretation or application. The Board believes that stock ownership by executive officers is important to align their interests more closely with those of stockholders.

Under our Insider Trading Policy, executive officers and other employees may not pledge or sell short Company stock, and they are prohibited from engaging in hedging or monetization transactions with respect to their Company stock. All of our executive officers are in compliance with these guidelines.

Limited Perquisites; Other Benefits

We generally do not extend significant perquisites to our executives beyond the benefits that are available to our employees generally, such as our 401(k) plan and health, dental and life insurance benefits. Beginning January 1, 2019, our executives became eligible for the Executive Health Program at the Mayo Clinic. This benefit is intended to support the health and wellness of our executives through a comprehensive, expedited healthcare evaluation.

Nonqualified Deferred Compensation Plans

We maintain the Cardiovascular Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) to provide benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company, including the Named Executive Officers. The Compensation Committee administers the Deferred Compensation Plan.

Under the Deferred Compensation Plan, participants may elect to defer up to 100% of their base salary (after 401(k), payroll tax and other deductions), performance bonus and discretionary bonus and elect to receive the deferred compensation at a fixed future date of their choosing. A participant may also elect to receive the deferred compensation in equal annual or monthly installments over a period designated by the participant not exceeding 15 years, commencing at a fixed future date of the participant’s choosing. If the participant does not specify a fixed date, payment will be made (or installment payments will commence) upon a participant’s termination from employment, excluding death or disability. If a participant dies or becomes disabled before the date on which payment was otherwise elected to be made or to commence, the Company will pay the balance of the deferred compensation in a lump sum to the participant, or in the case of the participant’s death, to such participant’s beneficiary.

For deferrals of base salary, participants must make their elections by the end of the calendar year that precedes the calendar year within which the base salary will be earned. For deferrals of performance bonus, subject to certain exceptions, participants must make their elections by the end of the calendar year prior to the year in which the performance bonus is earned. For deferrals of discretionary bonus, participants must make their elections by the end of the calendar year preceding the fiscal year in which the performance period commences.

Each participant may, at the time of his or her deferral election, choose to allocate the deferred compensation into certain categories of hypothetical investments as determined by the Compensation Committee. The Compensation Committee offers two alternatives, the first with a fixed income and the second with a return equal to that of the equal-weighted Standard & Poor’s 500 stock index. The amount payable to each participant under the Deferred Compensation Plan will change in value based upon the hypothetical investment selected by that participant.

Each participant, in connection with his or her commencement of participation in the Deferred Compensation Plan, is required to irrevocably elect whether to (i) accelerate the payment of his or her deferred compensation in the event of a change in control of the Company or (ii) have his or her deferred compensation remain in the Deferred Compensation Plan and paid pursuant to the terms and conditions of the Deferred Compensation Plan in the event of a change in control of the Company.

In the event of an unforeseen emergency, participants may apply to accelerate payment of the deferred compensation to the extent reasonably needed to satisfy the financial hardship resulting from the emergency.

The accounts established for participants in the Deferred Compensation Plan will be unfunded and the right of any participant to receive a distribution under the Deferred Compensation Plan will be an unsecured claim against the general assets of the Company. No participant in the Deferred Compensation Plan will have any rights in or against any specific assets, fund, trust or account of the Company.

Compensation Consultant

In preparation for fiscal 2021, the Compensation Committee engaged Willis Towers Watson, a third-party compensation consulting firm, to advise the Compensation Committee in connection with its determination of competitive compensation levels for our executive officers, including base salary, annual incentive compensation, and equity-based compensation.

Termination or Change of Control Plans and Agreements

Equity Awards

The majority of our equity incentive agreements provide that in the event of a change of control (defined in such agreements as the sale by us of substantially all of our assets and the consequent discontinuation of our business, or a merger, exchange or liquidation), the vesting of all equity grants at their full outstanding unvested levels will automatically accelerate. Accordingly, restricted stock (including both the time-based and performance-based restricted stock) will immediately vest as of the effective date of a change of control.

Employment Agreements

Under the terms of our employment agreements with Messrs. Ward and Points and Ms. Robb, we will pay such officer the number of months of base salary and our share of health insurance costs set forth below if they are terminated by us without “cause” or if they terminate their employment for “good reason” (each as defined in the respective agreement).

•Scott R. Ward        24 months
•Rhonda J. Robb        18 months
•Jeffrey S. Points        18 months

Messrs. Ward and Points and Ms. Robb will also receive a pro rata portion of any performance bonus for which the performance period has not expired. If such officer is terminated by us without “cause” or if he or she terminates his or her employment for “good reason” within 24 months of a change of control, the base salary payable during the applicable severance period will be increased to include the officer’s target bonus for the year of termination. As a condition to receiving the severance benefits, each officer is required to execute a release of claims agreement in favor of the Company. The severance benefits under their employment agreements and the Severance Plan are substantially the same; however, the Severance Plan does not provide severance benefits for an officer who terminates employment for “good reason” outside of the change of control context.

Executive Officer Severance Plan

We maintain the Cardiovascular Systems, Inc. Executive Officer Severance Plan (as amended, the “Severance Plan”). Each of our Named Executive Officers is covered by the Severance Plan. Under the Severance Plan, if we terminate an executive officer other than for cause, as defined in the Severance Plan, the executive will receive certain severance benefits during the severance period. The severance period is 24 months for the Chief Executive Officer, 18 months for all officers (within the meaning of Section 16 of the Exchange Act); 15 months for Senior Vice Presidents and Executive Vice Presidents; 12 months for Vice Presidents and other corporate officers; and 6 months or another period designed by the Compensation Committee for Area Vice Presidents and other employees designated by the Compensation Committee. For purposes of the Severance Plan, “cause” is generally defined as the executive’s (i) failure to perform his or her material duties; (ii) willful or deliberate misconduct; (iii) false or materially misleading representation made to the Board; or (iv) commission of any felony. The severance benefits generally consist of the continued payment of (i) the executive’s then-current base salary; and (ii) our share of the costs of the executive’s coverage under our medical, dental, and life insurance plans. In addition, the Board or Compensation Committee must take action to provide for the acceleration of the vesting for any outstanding stock options, restricted stock awards, restricted stock unit awards or other equity awards previously granted to the executive that would have vested within the 12-month period immediately following the executive’s termination of employment, and permit any outstanding stock options to remain exercisable for 180 days following the executive’s termination of employment. The Severance Plan also provides that, in the event of the participant’s termination within 24 months following a change in control (the sale by us of substantially all of our assets and the consequent discontinuance of our business; a merger, exchange, liquidation or certain acquisitions; certain changes in the composition of the Board; or a definitive agreement relating to any of these), the base salary payable during the applicable severance period will be increased to include the participant’s target bonus for the year of termination. In addition, if a participant in the Severance Plan resigns his or her employment for “good reason” within 24 months of a change of control, then that participant is entitled to the same payments as if such participant’s employment is terminated without cause, for the same severance period previously set forth in the Severance Plan. For purposes of the Severance Plan, “good reason” is generally defined as (i) a material diminution in an executive’s base salary; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive reports; (iv) a material diminution in the budget over which the executive retains authority; (v) requiring executive to be based at a location that is more than 50 miles from the location of the executive’s principal office; (vi) our failure to provide the executive with the same target bonus opportunity as in effect prior to the change in control; (vii) our failure to provide the executive with employee benefit plans that provide substantially similar benefits in the aggregate as the benefits provided to the executive immediately prior to a change of control; or (viii) any other action or inaction that constitutes a material breach by us of any agreement under which the executive provides services.

As a condition to receiving these severance benefits, the executive is required to execute a release of claims agreement in favor of the Company. The executive is not entitled to severance benefits if his or her termination is due to death or disability; if the executive is on military leave, sick leave, or another bona fide leave of absence generally not exceeding six months; or if the executive continues to provide services to us in excess of 20% of the average level of services that he or she performed over the immediately preceding 36-month period.

The Severance Plan does not affect any other rights our executives may have to severance benefits in their employment agreements. However, an executive will be eligible for severance benefits under the Severance Plan only to the extent the severance is not duplicative of the benefits received by the executive under his or her employment agreement. The executive will receive benefits under his or her employment agreement first, and then will be eligible for severance benefits under the Severance Plan; provided, however, that the combined benefit will not exceed the maximum benefit available under the Severance Plan.

Although we have the right to amend or terminate the Severance Plan, we may not do so in any manner that diminishes the severance benefits (i) within 24 months of a change of control; (ii) if such amendment or termination was requested by a party other than the Board that had previously taken other steps reasonably calculated to result in a change of control and that ultimately resulted in a change of control; or (iii) if such amendment or termination arose in connection with or in anticipation of a change of control that ultimately occurs.

Nonqualified Deferred Compensation Plan

As noted above, participants in the Deferred Compensation Plan are required to irrevocably elect whether to (i) accelerate the payment of his or her deferred compensation in the event of a change in control of the Company or (ii) have his or her deferred compensation remain in the Deferred Compensation Plan and paid pursuant to the terms and conditions of the Deferred Compensation Plan in the event of a change in control of the Company. None of our current Named Executive Officers have elected to participate in the Deferred Compensation Plan.

Compliance with Internal Revenue Code Section 162(m)

As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation applies to all compensation paid to the Named Executive Officers.

The Compensation Committee believes that factors other than tax deductibility are important in the design of executive compensation programs and that it is important to preserve flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Our Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and our stockholders.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

Human Resources and Compensation Committee of the Board of Directors:

Martha Goldberg Aronson, Chair
Augustine Lawlor
Erik Paulsen
Kelvin Womack

Summary Compensation Table for Fiscal 2021

The following table provides information regarding the compensation earned during the fiscal years ended June 30, 2021, June 30, 2020 and June 30, 2019 by each of the Named Executive Officers for each year in which each was a Named Executive Officer.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)(1)(2)	Nonequity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Scott R. Ward(5)	2021	665,188	—	2,688,810	764,470	32,212	4,150,680
President and Chief Executive Officer	2020	628,105	539,351	3,551,504	—	—	4,718,960
	2019	669,615	—	2,979,967	886,210	39,790	4,575,582
Jeffrey S. Points	2021	333,350	—	593,514	330,146	19,197	1,276,207
Chief Financial Officer	2020	332,792	174,695	587,968	—	—	1,095,455
	2019	301,971	—	504,574	260,946	—	1,067,491
Rhonda J. Robb	2021	473,370	—	843,266	469,071	12,387	1,798,094
Chief Operating Officer	2020	473,216	330,939	1,113,830	—	26,069	1,944,054
	2019	463,240	—	1,030,771	479,795	12,851	1,986,657
Alexander Rosenstein	2021	343,633	—	458,886	255,621	15,704	1,073,844
General Counsel and Corporate Secretary	2020	343,168	180,092	505,114	—	—	1,028,374
	2019	316,968	—	441,495	237,459	—	995,922
Ryan D. Egeland	2021	320,600	—	358,244	191,307	11,027	881,178
Chief Medical Officer	2020	321,746	112,476	473,193	—	56,418	963,833

(1)The value of stock awards in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for fiscal 2021, filed with the SEC on August 19, 2021. Stock awards consist of restricted stock awards (“RSAs”).
(2)The value of stock awards in this table includes stock awards that were subject to forfeiture based on achievement of performance measures for each fiscal year and represents the fair value of such awards granted during the fiscal year, as measured in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Critical Accounting Policies and in Notes 1 and 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for fiscal 2021, filed with the SEC on August 19, 2021. The value of the fiscal 2021 stock awards at the grant date assuming the highest level of performance conditions will be achieved would be an incremental $2,135,231, $471,320 and $364,409 for Messrs. Ward, Points and Rosenstein, respectively; an incremental $669,644 for Ms. Robb; and an incremental $284,488 for Dr. Egeland.
(3)The amount under “Non-Equity Incentive Plan Compensation” consists of incentive compensation paid to each Named Executive Officer for Company performance under our annual cash incentive plan for the applicable fiscal year, as described under “Annual Incentive” above.
(4)The amount under “All Other Compensation” for each named executive officer during fiscal 2021 relates to a payout of accrued paid-time-off (PTO) balances resulting from a change in the Company’s PTO policy enacted during fiscal 2021.
(5)On April 1, 2020, due to the COVID-19 pandemic, Mr. Ward voluntarily instituted a reduction of 30% in the base salary otherwise payable to him which remained in effect until June 30, 2020.

Grants of Plan-Based Awards for Fiscal 2021

The following table sets forth certain information regarding grants of plan-based awards during the fiscal year ended June 30, 2021. The performance-based restricted stock awards are granted at the maximum performance values, which are subject to forfeiture based on achievement of performance measures.

Name	Type of Grant	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott R. Ward	Performance(1)	N/A	385,250	770,500	1,541,000
	RSA(2)	8/7/2020							38,766	1,206,010
	PBRSA(3)	8/7/2020				29,075	58,149	116,298		1,482,800

Jeffrey S. Points	Performance(1)	N/A	166,375	332,750	665,500
	RSA(2)	8/7/2020							8,557	266,208
	PBRSA(3)	8/7/2020				6,418	12,836	25,671		327,305

Rhonda J. Robb	Performance(1)	N/A	236,385	472,770	945,540
	RSA(2)	8/7/2020							12,158	378,235
	PBRSA(3)	8/7/2020				9,119	18,237	36,473		465,031

Alexander Rosenstein	Performance(1)	N/A	128,638	257,275	514,550
	RSA(2)	8/7/2020							6,616	205,824
	PBRSA(3)	8/7/2020				4,962	9,924	19,848		253,062

Ryan D. Egeland	Performance(1)	N/A	96,408	192,816	385,632
	RSA(2)	8/7/2020							5,165	160,683
	PBRSA(3)	8/7/2020				3,874	7,748	15,495		197,561

(1)Performance incentive compensation based on the Company’s achievement of revenue and adjusted EBITDA financial goals for each fiscal quarter of fiscal 2021. Adjusted EBITDA is defined as income from operations with stock compensation, IPR&D charges, depreciation and amortization added back. Target incentive compensation amounts are weighted 75% for the revenue goal and 25% for the adjusted EBITDA goal.
(2)Represents RSAs granted pursuant to the 2017 Plan that vest as to 1/3 of the shares subject to each RSA on each of August 13, 2021, 2022 and 2023.
(3)Represents RSAs that are subject to performance-based forfeiture based on total stockholder return versus the Compensation Peer Group (“PBRSA”). The grants will vest based on the Company’s total stockholder return relative to total stockholder return of the Compensation Peer Group, as measured by the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2020 compared to the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2023. These PBRSAs vest as to 25% of the shares upon achievement of the minimum performance objectives, as to 50% of the shares upon achievement of the target performance objectives, and as to 100% of the shares upon achievement of the maximum performance objectives, with vesting between these levels determined using interpolation.

Employment and Separation Agreements of the Named Executive Officers

Scott R. Ward

On August 15, 2016, we entered into an employment agreement with Mr. Ward that provides for an initial base salary of $630,000, which base salary may be subject to review and adjustment by the Board from time to time. Mr. Ward is eligible to participate in all retirement plans and other employee benefits and policies, including paid time off, made available by the Company to its full-time employees, to the extent Mr. Ward meets the applicable eligibility requirements. Additionally, Mr. Ward is eligible to participate in the Severance Plan. The employment agreement is terminable by either party at any time for any reason. Under the terms of the employment agreement, if he is terminated by the Company without cause or terminates his employment for good reason, as each is defined in the employment agreement, the Company will pay Mr. Ward an amount equal to twice his then current base salary (payable over 24 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 24 months of the Company’s share of health insurance costs. If he is terminated by the Company without cause or terminates his employment for good reason following a change in control, as defined in the Severance Plan, and before the second anniversary of the change in control, the Company will pay Mr. Ward an amount equal to twice the sum of his then current base salary plus the target bonus amount he was eligible to earn under the cash bonus plan then in effect (payable over 24 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 24 months of the Company’s share of health insurance costs. As a condition to receiving his severance benefits, Mr. Ward is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of the Company. The employment agreement also contains confidentiality, noncompetition and assignment of inventions provisions. The employment agreement provides that Mr. Ward will be eligible to participate in the Company’s bonus programs for executive officers in effect from time to time.

Rhonda J. Robb

On January 12, 2018, we entered into an employment agreement with Ms. Robb that provides for an initial base salary of $450,000, which base salary may be subject to review and adjustment by the Board from time to time. Ms. Robb is eligible to participate in all retirement plans and other employee benefits and policies, including paid time off, made available by the Company to its full-time employees, to the extent Ms. Robb meets the applicable eligibility requirements. Additionally, Ms. Robb is eligible to participate in the Severance Plan. The employment agreement is terminable by either party at any time for any reason. Under the terms of the employment agreement, if Ms. Robb is terminated by the Company without cause or terminates her employment for good reason, as each is defined in the employment agreement, the Company will pay Ms. Robb an amount equal to 1.5 times her then current base salary (payable over 18 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 18 months of the Company’s share of health insurance costs. If Ms. Robb is terminated by the Company without cause or terminates her employment for good reason following a change in control, as defined in the Severance Plan, and before the second anniversary of the change in control, the Company will pay Ms. Robb an amount equal to 1.5 times the sum of her then current base salary plus the target bonus amount she was eligible to earn under the cash bonus plan then in effect (payable over 18 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 18 months of the Company’s share of health insurance costs. As a condition to receiving her severance benefits, Ms. Robb is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of the Company. The employment agreement also contains confidentiality, noncompetition and assignment of inventions provisions. The employment agreement provides that Ms. Robb will be eligible to participate in the Company’s bonus programs for executive officers in effect from time to time.

Jeffrey S. Points

Effective February 7, 2018, we entered into a new employment agreement with Mr. Points that provides for an initial base salary of $275,000, which base salary may be subject to review and adjustment by the Board from time to time. Mr. Points is eligible to participate in all retirement plans and other employee benefits and policies, including paid time off, made available by the Company to its full-time employees, to the extent Mr. Points meets the applicable eligibility requirements. Additionally, Mr. Points is eligible to participate in the Severance Plan. The employment agreement is terminable by either party at any time for any reason. Under the terms of the employment agreement, if Mr. Points is terminated by the Company without cause or terminates his employment for good reason, as each is defined in the employment agreement, the Company will pay Mr. Points an amount equal to 1.5 times his then current base salary (payable over 18 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 18 months of the Company’s share of health insurance costs. If Mr. Points is terminated by the Company without cause or terminates his employment for good reason following a change in control, as defined in the Severance Plan, and before the second anniversary of the change in control, the Company will pay Mr. Points an amount equal to 1.5 times the sum of his then current base salary plus the target bonus amount he was eligible to earn under the cash bonus plan then in effect (payable over 18 months), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and 18 months of the Company’s share of health insurance costs. As a condition to receiving his severance benefits, Mr. Points is required to execute, and not rescind by the 60th day after termination, a release of claims agreement in favor of the Company. The employment agreement also contains confidentiality, noncompetition and assignment of inventions provisions. The employment agreement provides that Mr. Points will be eligible to participate in the Company’s bonus programs for executive officers in effect from time to time.

Alexander Rosenstein and Ryan D. Egeland

We entered into employment agreements with Mr. Rosenstein and Dr. Egeland on August 19, 2014 and July 1, 2019, respectively. The agreements were in our standard form for employees and are terminable by either party at any time for any reason. The agreements contain standard confidentiality, noncompetition and assignment of inventions provisions.

Outstanding Equity Awards at Fiscal Year-end for Fiscal 2021

The following table sets forth certain information regarding outstanding equity awards held by the Named Executive Officers as of June 30, 2021.

Name		Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Scott R. Ward	(2)	34,297	$1,462,767
	8/28/2018(3)	9,335	$398,138
	8/28/2018(4)			84,013	$3,583,154
	8/9/2019(3)	17,118	$730,083
	8/9/2019(5)			77,028	$3,285,244
	8/7/2020(3)	38,766	$1,653,370
	8/7/2020(6)			116,298	$4,960,110

Jeffrey S. Points	8/28/2018(3)	1,580	$67,387
	8/28/2018(4)			14,225	$606,696
	8/9/2019(3)	2,834	$120,870
	8/9/2019(5)			12,752	$543,873
	8/7/2020(3)	8,557	$364,956
	8/7/2020(6)			25,671	$1,094,868

Rhonda J. Robb	8/28/2018(3)	3,229	$137,717
	8/28/2018(4)			29,060	$1,239,409
	8/9/2019(3)	5,369	$228,988
	8/9/2019(5)			24,157	$1,030,296
	8/7/2020(3)	12,158	$518,539
	8/7/2020(6)			36,473	$1,555,573

Alexander Rosenstein	8/28/2018(3)	1,383	$58,985
	8/28/2018(4)			12,447	$530,865
	8/9/2019(3)	2,435	$103,853
	8/9/2019(5)			10,955	$467,231
	8/7/2020(3)	6,616	$282,172
	8/7/2020(6)			19,848	$846,517

Ryan D. Egeland	8/28/2018(3)	835	$35,613
	8/28/2018(4)			3,339	$142,408
	8/9/2019(3)	2,281	$97,285
	8/9/2019(5)			10,263	$437,717
	8/7/2020(3)	5,165	$220,287
	8/7/2020(6)			15,495	$660,862

(1)Performance-based RSAs are presented at maximum award levels.
(2)Mr. Ward holds an aggregate of 34,297 vested RSUs, granted on various dates in connection with his Board compensation prior to his service as our Chief Executive Officer, that are payable in cash or shares of our common stock, at our discretion, within 30 days after the six-month anniversary of the termination of Mr. Ward’s Board membership.
(3)Unless otherwise noted, RSAs vest at the rate of one-third per year starting on the first anniversary of the grant date or of a different set date in the month of the grant. The market value of unvested shares outstanding at fiscal-year end reflects the closing price of $42.65 per share of the Company’s common stock on June 30, 2021, the last trading day of the Company’s fiscal year. Our RSA agreements provide that in the event of a change of control (as defined in the agreements) the awards will become immediately vested on the effective date of the change of control.
(4)These RSAs are subject to performance-based forfeiture based on total stockholder return. The grants will vest based on the Company’s total stockholder return relative to total stockholder return of the Compensation Peer Group, as measured by the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2018 compared to the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2021.
(5)These RSAs are subject to performance-based forfeiture based on total stockholder return. The grants will vest based on the Company’s total stockholder return relative to total stockholder return of the Compensation Peer Group, as measured by the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2019 compared to the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2022.
(6)These RSAs are subject to performance-based forfeiture based on total stockholder return. The grants will vest based on the Company’s total stockholder return relative to total stockholder return of the Compensation Peer Group, as measured by the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2020 compared to the closing prices of the stock of the Company and the Compensation Peer Group members for the 90 trading days preceding July 1, 2023.

Option Exercises and Stock Vested for Fiscal 2021

The following table sets forth certain information regarding restricted stock award vesting by the Named Executive Officers during the fiscal year ended June 30, 2021. There were no option exercises by the Named Executive Officers during the fiscal year.

	Stock awards
Name	Number of shares acquired on vesting (#)		Value realized on vesting ($)
Scott R. Ward	94,783	(1)	$3,092,076
Jeffrey S. Points	7,773	(2)	$259,289
Rhonda J. Robb	44,673	(3)	$1,872,147
Alexander Rosenstein	13,783	(4)	$449,652
Ryan D. Egeland	16,242	(5)	$542,120

(1)These shares were acquired by Mr. Ward upon the vesting of restricted stock granted to him under the 2014 Plan and the 2017 Plan. Of this total number of shares 10,477 were attributable to restricted stock granted on August 7, 2017, 9,335 were attributed to restricted stock granted on August 28, 2018, and 8,558 were attributed to restricted stock granted on August 9, 2019. The remaining 66,413 shares were attributable to restricted stock subject to performance-based forfeiture based on total stockholder return and were granted on August 7, 2017.
(2)These shares were acquired by Mr. Points upon the vesting of restricted stock granted to him under the 2014 Plan and the 2017 Plan. Of this total number of shares, 707 were attributable to restricted stock granted on August 7, 2017, 2,076 were attributable to restricted stock granted on November 8, 2017, 1,581 were attributable to restricted stock granted on August 28, 2018, and 1,417 were attributable to restricted stock granted on August 9, 2019. The remaining 1,992 shares were attributable to restricted stock subject to performance-based forfeiture based on total stockholder return and were granted on August 7, 2017.
(3)These shares were acquired by Ms. Robb upon the vesting of restricted stock granted to her under the 2017 Plan. Of this total number of shares, 38,760 were attributable to restricted stock granted on January 26, 2018, 3,229 were attributable to restricted stock granted on August 28, 2018, and 2,684 were attributed to restricted stock granted on August 9, 2019.
(4)These shares were acquired by Mr. Rosenstein upon the vesting of restricted stock granted to him under the 2014 Plan and the 2017 Plan. Of this total number of shares, 1,524 were attributable to restricted stock granted on August 7, 2017,

1,383 were attributable to restricted stock granted on August 28, 2018, and 1,217 were attributable to restricted stock granted on August 9, 2019. The remaining 9,659 shares were attributable to restricted stock subject to performance-based forfeiture based on total stockholder return and were granted on August 7, 2017.
(5)These shares were acquired by Dr. Egeland upon the vesting of restricted stock granted to him under the 2014 Plan and the 2017 Plan. Of this total number of shares, 3,737 were attributable to restricted stock granted on November 8, 2017, 835 were attributable to restricted stock granted on August 3, 2018, and 1,140 were attributable to restricted stock granted on August 9, 2019. The remaining 10,530 shares were attributable to restricted stock subject to performance-based forfeiture based on total stockholder return and were granted on November 8, 2017.

Nonqualified Deferred Compensation

As described above under “Nonqualified Deferred Compensation Plans,” the Company has a deferred compensation plan under which certain members of management and highly compensated employees, including the Named Executive Officers, have the opportunity to defer up to 100% of their base salary (after 401(k), payroll tax and other deductions), performance bonus and discretionary bonus and elect to receive the deferred compensation at a fixed future date of participant’s choosing. None of our Named Executive Officers currently participate in the plan.

Potential Payments Upon Termination or Change in Control

As provided under “Termination or Change of Control Plans and Agreements,” many of the Company’s plans and agreements provide the Named Executive Officers with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The amounts payable to each of the Named Executive Officers, assuming that each individual’s employment had terminated and/or a change in control of the Company had occurred on June 30, 2021, are as follows:

	Acceleration of Restricted Stock		Payment Upon Termination
Name	Upon Termination by Company Not for Cause (1)	Upon Change in Control(2)	By Company Not for Cause(3)	By Company Not for Cause or by NEO for Good Reason in Connection with Change in Control(4)	By NEO for Good Reason(5)
Scott R. Ward	$6,364,745	$14,610,099	$2,135,070	$3,676,070	$2,135,070
Jeffrey S. Points	$1,159,909	$2,798,650	$855,894	$1,355,019	$689,519
Rhonda J. Robb	$2,124,652	$4,710,522	$1,204,849	$1,914,004	$1,204,849
Alexander Rosenstein	$975,875	$2,289,623	$796,793	$1,182,705	$—
Ryan D. Egeland	$495,593	$1,594,172	$699,970	$989,194	$—

(1)Represents immediate vesting of restricted stock awards that would vest in the 12 months following June 30, 2021 at the closing price of $42.65 per share of the Company’s common stock on June 30, 2021, the last trading day of the Company’s fiscal year.
(2)Represents immediate vesting of all outstanding restricted stock awards (both time-based and performance-based restricted stock at their full outstanding unvested levels) at the closing price of $42.65 per share of the Company’s common stock on June 30, 2021, the last trading day of the Company’s fiscal year.
(3)Represents payments of base salary, a pro-rata portion of any performance bonus for which the performance period has not yet expired and health insurance costs pursuant to the Severance Plan (over a period of 24 months for Mr. Ward and 18 months for Messrs. Points and Rosenstein, Ms. Robb and Dr. Egeland) and each respective Named Executive Officer’s employment agreement (to the extent not duplicative with the Severance Plan), if any.
(4)Represents payments of base salary (as increased to include the participant’s target bonus for the year of termination in accordance with the Severance Plan), a pro-rata portion of any performance bonus for which the performance period has not yet expired, and health insurance costs pursuant to the Severance Plan (over a period of 24 months for Mr. Ward and 18 months for Messrs. Points and Rosenstein and Ms. Robb and Dr. Egeland) and each respective Named Executive Officer’s employment agreement (to the extent not duplicative with the Severance Plan), if any.
(5)Represents payment of base salary, a pro-rata portion of any performance bonus for which the performance period has not yet expired (for Mr. Ward) and health insurance costs (over a period of 24 months for Mr. Ward and 18 months for Mr. Points and Ms. Robb) pursuant to each respective Named Executive Officer’s employment agreement.

CHIEF EXECUTIVE OFFICER PAY RATIO

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our Chief Executive Officer, Mr. Ward, and the ratio of these two amounts. For the twelve-month period ended June 30, 2021, our last completed fiscal year:

•The estimated median of annual total compensation for all employees of the Company (excluding Mr. Ward) was $104,628; and
•Mr. Ward’s annual total compensation, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $4,150,680.

Based on this information for fiscal 2021, we estimate that the ratio of the annual total compensation of Mr. Ward to the median annual total compensation of our employees (other than Mr. Ward) was approximately 40 to 1.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio for the Company.

Under the SEC’s rules, a company is required to identify its median employee only once every three years so long as there have been minimal changes to its employee population or employee compensation arrangements that the company reasonably believes would not have a meaningful impact on its pay ratio. We believe that we have not had any such changes in fiscal 2021 that would have impacted our pay ratio. As such, we continue to use the median employee originally identified in fiscal 2020 using the following methodology:

•We determined that, as of June 30, 2020, our employee population, excluding our Chief Executive Officer, consisted of approximately 787 individuals located in the United States. This population consisted of all full- and part-time employees and interns. We selected June 30, 2020 as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.
•We identified the median employee by taking into account the total cash compensation paid during fiscal year 2020 to all regular employees and interns, excluding our Chief Executive Officer, employed by us on June 30, 2020. For these purposes, total cash compensation included base salary or hourly wages, cash incentive awards and commissions. Base salaries were not adjusted for partial-year employment.
•We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

We combined all of the elements of the median employee’s compensation for fiscal 2021 in accordance with applicable SEC rules, resulting in annual total compensation of $104,628.

With respect to the annual total compensation of Mr. Ward, we used the amount reported in the “Total” column of the Summary Compensation Table for fiscal 2021.

DIRECTOR COMPENSATION

During the fiscal year ended June 30, 2021, each of our non-employee members of the Board received the following compensation:

•Retainers of $45,000 for service as a Board member; $22,000 for service as the chair of the Audit Committee; $20,000 for service as a chair of a Board committee other than the Audit Committee; $10,000 for service as a member of a Board committee; and $1,200 per Board or committee meeting attended in the event that more than 12 of such meetings are held during the period. Directors may irrevocably elect, in advance of each fiscal year, to receive these fees in cash, in common stock of the Company or a combination thereof, or in restricted stock units (“RSUs”). Each director electing to receive fees in RSUs will at the time of such election also irrevocably select the date of settlement of the RSU. On the settlement date, RSUs may be settled, at the Company’s discretion, in cash or in shares of common stock or a combination thereof.
•An RSU award with a value of $145,000, which RSUs are settled, at the Company’s discretion, in cash or in shares of common stock or a combination thereof. These RSUs are settled within 30 days following the six-month anniversary of the termination of the director’s board membership.

In addition, the Lead Independent Director receives an additional annual retainer of $40,000, and may irrevocably elect, in advance of each fiscal year, to receive this retainer in cash, in common stock of the Company or a combination thereof, or in RSUs. The non-employee members of the Board are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board or committee meetings.

In setting director compensation for fiscal year 2021, the Compensation Committee used data assembled by Willis Towers Watson to assist in its recommendations to the Board, which approves director compensation. The Board determined that the compensation of the non-employee members of the Board was to remain the same for fiscal 2022.

Director Compensation Table for Fiscal 2021

The following table summarizes the compensation paid to each non-employee director in the fiscal year ended June 30, 2021.

Name	Fees Earned or Paid in Cash or Stock ($)(1)	Stock Awards(2)(3) ($)	Total ($)
Martha Goldberg Aronson	$75,000	$145,000	$220,000
Edward Brown	$115,000	$145,000	$260,000
William Cohn	$55,000	$145,000	$200,000
Sachin Jain(4)	$18,986	$61,178	$80,164
Augustine Lawlor	$65,000	$145,000	$210,000
Erik Paulsen	$65,000	$145,000	$210,000
Stephen Stenbeck	$67,000	$145,000	$212,000
Kelvin Womack(5)	$44,876	$124,740	$169,616
(1)Messrs. Lawlor and Stenbeck and Dr. Cohn elected to receive their fees in Company common stock. Ms. Aronson elected to receive her fees in RSUs. Messrs. Brown, Paulsen, and Womack and Dr. Jain elected to receive their fees in cash.
(2)The value of stock awards in this table represents the fair value of such awards granted during the fiscal year, as measured in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Critical Accounting Policies and in Notes 1 and 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for fiscal 2021, filed with the SEC on August 19, 2021.
(3)The aggregate number of RSUs held by each of the directors listed in the table above as of June 30, 2021 was as follows: Ms. Aronson, 19,349 shares; Mr. Brown, 90,841 shares; Dr. Cohn, 27,675 shares; Dr. Jain, 1,333 shares; Mr. Lawlor, 90,841 shares; Mr. Paulsen, 7,749 shares; Mr. Stenbeck, 6,822 shares; and Mr. Womack, 3,856 shares.
(4)Dr. Jain joined the Board on January 27, 2021 and the fees and stock awards above are pro-rated from this date.
(5)Mr. Womack joined the Board on August 20, 2020 and the fees and stock awards above are pro-rated from this date.

On July 23, 2014, the Board and the Compensation Committee established minimum stock ownership guidelines for non-employee directors that require each director to own Company common stock (including restricted stock units) having a value of at least five times his or her annual cash retainer for service as a board member.  Each director on the Board at the time had five years from adoption of these guidelines to reach this ownership level and any new director will have five years from the date of election to reach this ownership level.  All of our directors are in compliance with these guidelines.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our stockholders with the opportunity to vote on a non-binding, advisory basis regarding the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation, the Company has determined to hold annual advisory votes on the compensation of the Named Executive Officers.

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. We designed our compensation program to reward our Named Executive Officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Based on the competitive, stockholder-aligned and results-oriented characteristics of our executive compensation program, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2021 Summary Compensation Table and the other related tables and disclosure.”

While the Board and the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our Named Executive Officers, the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.

VOTE REQUIRED

The Board recommends that you vote “FOR” the non-binding resolution regarding the compensation of our Named Executive Officers, as disclosed in this proxy statement. Advisory approval of this non-binding resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its written charter, the Audit Committee has the responsibility to review and approve all proposed related-party transactions involving directors and executive officers to which any such persons and the Company may be a party prior to their implementation to assess whether such transactions comply with the Company’s applicable policies, including any related-party transactions policy, and meet applicable legal requirements. The Company’s Code of Ethics and Business Conduct and the related Conflict of Interest Policy that was adopted in fiscal 2020 require our employees, officers and directors to avoid any position, relationship or activity in which his or her personal interests conflict with or interfere with the Company’s assets, including the following:

•Not working for a customer, competitor or supplier, vendor or other business partner of the Company, whether as an employee or a consultant;
•Not having a substantial equity, debt or financial interest in any competitor, supplier, customer or any company that seeks to do business with the Company;
•Not seeking or accepting, directly or indirectly, any payments, fees, loans or services from any person or entity as a condition of, or result of, their doing business with the Company; and
•Not receiving any loans or personal obligations from the Company.

Directors and executive officers must disclose any potential conflict of interest to our Chief Compliance Officer or otherwise as provided in the Conflict of Interest Policy. The Chief Compliance Officer will lead the process to determine whether a conflict of interest exists and any such conflict of interest must be submitted to the Audit Committee and then the Board of Directors (with only the independent members voting) for review and approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 14, 2021, certain information regarding beneficial ownership of our common stock by:

•Each person known to us to beneficially own 5% or more of our common stock;
•Each of our Named Executive Officers;
•Each of our directors; and
•All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 40,581,235 shares of Company common stock outstanding on September 14, 2021. Unless otherwise noted below, the address for each person or entity listed in the table is c/o Cardiovascular Systems, Inc., 1225 Old Highway 8 NW, St. Paul, Minnesota 55112.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Scott R. Ward(1)	569,736	1.4%
Rhonda J. Robb(2)	162,537	*
Jeffrey S. Points(3)	98,835	*
Alexander Rosenstein(4)	95,227	*
Ryan D. Egeland(5)	70,703	*
Martha Goldberg Aronson(6)	7,500	*
Edward Brown(7)	107,421	*
William Cohn(8)	5,823	*
Sachin H. Jain(9)	1,447	*
Augustine Lawlor(10)	29,118	*
Erik Paulsen(11)	200	*
Stephen Stenbeck(12)	3,153	*
Kelvin Womack(13)	—	*
All Directors and Executive Officers as a Group (16 individuals)(14)	1,380,011	3.4%
5% Stockholders
BlackRock, Inc.(15)	6,969,889	17.2%
Brown Capital Management, LLC(16)	5,990,470	14.8%
Champlain Investment Partners, LLC(17)	3,071,170	7.6%
The Vanguard Group(18)	2,516,681	6.2%

*	Less than 1% of the outstanding shares.

(1)Includes 360,293 shares of restricted stock that are subject to a risk of forfeiture. Does not include 34,297 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of termination of Mr. Ward’s Board membership.
(2)Includes 112,008 shares of restricted stock that are subject to a risk of forfeiture.
(3)Includes 74,952 shares of restricted stock that are subject to a risk of forfeiture.
(4)Includes 58,736 shares of restricted stock that are subject to a risk of forfeiture.
(5)Includes 48,093 shares of restricted stock that are subject to a risk of forfeiture.
(6)Does not include 16,938 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Ms. Aronson’s Board membership. Also does not include 2,411 vested restricted stock units that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of August 15, 2022.
(7)Shares are held by the Edward and Catherine Brown Trust. Does not include 90,841 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Brown’s Board membership.
(8)Does not include 27,675 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Dr. Cohn’s Board membership.
(9)Does not included 1,333 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Dr. Jain’s Board membership.
(10)Does not include 90,841 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Lawlor’s Board membership.
(11)Does not include 7,749 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Paulsen’s Board membership.
(12)Does not include 6,822 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Stenbeck’s Board membership.
(13)Does not include 3,856 vested restricted stock units and 3,814 restricted stock units that vest 1/4th on each of September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 that represent the right to receive a payment in cash or shares from the Company equal in value to the market price of one share per unit of the Company’s common stock as of the date that is six months following the date of the termination of Mr. Womack’s Board membership.
(14)Includes 797,649 shares of restricted stock that are subject to a risk of forfeiture.
(15)BlackRock, Inc. reported in a Schedule 13G filed with the SEC on January 25, 2021 that it held sole voting power with respect to 6,838,389 shares and sole dispositive power with respect to 6,969,889 shares of the Company’s common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(16)Brown Capital Management, LLC reported in a Schedule 13G/A filed with the SEC on February 12, 2021 that it held sole voting power with respect to 3,879,318 shares and sole dispositive power with respect to 5,990,470 shares of the Company’s common stock, and that The Brown Capital Management Small Company Fund held sole voting and dispositive power with respect to 3,138,112 shares of the Company’s common stock. The address for Brown Capital Management, LLC and The Brown Capital Management Small Company Fund is 1201 N. Calvert Street, Baltimore, MD 21202.
(17)Champlain Investment Partners, LLC reported in a Schedule 13G/A filed with the SEC on February 11, 2021 that it held sole voting power with respect to 2,363,230 shares and sole dispositive power with respect to 3,071,170 shares of the Company’s common stock. The address for Champlain Investment Partners, LLC is 180 Battery St., Burlington, VT 05401.
(18)The Vanguard Group reported in a Schedule 13G/A filed with the SEC on February 8, 2021 that it held sole voting power with respect to 0 shares, shared voting power with respect to 89,537 shares, sole dispositive power with respect to 2,396,970 shares, and shared dispositive power with respect to 119,711 shares of the Company’s common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents the equity compensation plan information as of June 30, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by stockholders	85,406	$36.78	2,301,810
Equity compensation plans not approved by stockholders	—	$—	—
TOTAL	85,406	$36.78	2,301,810

(1)Includes 1,045,018 shares of common stock available for issuance under the Company’s 2017 Equity Incentive Plan and 1,256,792 shares of common stock available for issuance under the Company’s 2015 Employee Stock Purchase Plan at June 30, 2021.

FORM 10-K INFORMATION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2021 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE FORM 10-K IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 1225 OLD HIGHWAY 8 NW, ST. PAUL, MINNESOTA 55112.

OTHER MATTERS

The Board and management know of no other matters that will be presented for consideration at the Annual Meeting. However, since it is possible that matters of which the Board and management are not now aware may come before the Annual Meeting or any adjournment of the Annual Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons acting as proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and in this proxy statement.

By Order of the Board of Directors

Scott R. Ward
Chairman of the Board,
President and Chief Executive Officer

St. Paul, Minnesota
September 29, 2021

Appendix A

AMENDED AND RESTATED
CARDIOVASCULAR SYSTEMS, INC.
2017 EQUITY INCENTIVE PLAN

SECTION 1.
DEFINITIONS

    As used herein, the following terms shall have the meanings indicated below:

(a)    “Administrator” shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board of Directors, as the case may be.
(b)    “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c)    “Agreement” shall mean the written agreement entered into by the Participant and the Company evidencing the grant of an Award. Each Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant.
(d)    “Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 6(c) of the Plan.
(e)    “Award” shall mean any grant pursuant to the Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Appreciation Right.
(f)    “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares Voting Power, which includes the power to vote or to direct the voting, with respect to such securities.
(i)    Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined Voting Power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, exchange, reorganization or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the Voting Power as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;
(ii)    There is consummated a merger, consolidation, exchange, reorganization or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, exchange, reorganization or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding Voting Power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding Voting Power of the parent of the surviving entity in such merger, consolidation, exchange, reorganization or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined Voting Power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(f)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or
(iv)    Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.
For the avoidance of doubt, the term “Change of Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

(g)    “Close of Business” of a specified day shall mean 5:00 p.m., Central Time, without regard to whether such day is a Saturday, Sunday, bank holiday, or other day on which no business is conducted.
(h)    “Committee” shall mean a Committee of one or more Directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, the Committee shall be a Committee of two or more Directors who shall be appointed by and serve at the pleasure of the Board and each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(h), “non-employee director” shall have the same meaning as set forth in Rule 16b-3. Further, to the extent necessary for compliance with the limitations set forth in Internal Revenue Code Section 162(m), the Committee shall be a Committee of two or more Directors who shall be appointed by and serve at the pleasure of the Board and each of the members of the Committee shall be an “outside director” within the meaning of Code Section 162(m) and the regulations issued thereunder.
(i)    “Common Stock” shall mean the common stock of the Company (subject to adjustment as provided in Section 15 of the Plan).
(j)    The “Company” shall mean Cardiovascular Systems, Inc., a Delaware corporation.
(k)    “Consultant” shall mean any person, including an advisor, who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services; provided, however, that no person shall be considered a Consultant for purposes of the Plan unless such Consultant is a natural person, renders bona fide services to the Company or any Affiliate, and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. For purposes of the Plan, “Consultant” shall also include a director of an Affiliate who is compensated for services as a director.

(l)    “Covered Employee” shall mean any key salaried Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Administrator within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under the Plan for such applicable Performance Period.

(m)    “Director” shall mean a member of the Board of Directors of the Company.

(n)    “Effective Date” shall mean the date on which the stockholders of the Company have approved this Plan.

(o)    “Employee” shall mean a common law employee of the Company or any Affiliate, including “officers” as defined by Section 16 of the Exchange Act; provided, however, that service solely as a Director or Consultant, regardless of whether a fee is paid for such service, shall not cause a person to be an Employee for purposes of the Plan.

(p)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(q)    “Fair Market Value” of specified stock as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board or the Committee in its sole discretion by applying principles of valuation with respect to Common Stock.

(r)    “Fiscal Year” shall mean each twelve month period ending June 30, or any such other fiscal year applicable to the Company as established from time to time by the Board of Directors.

(s)    “Full Value Award” shall mean an Award that is settled by the issuance of shares of Common Stock, other than in the form of an Option or Stock Appreciation Right.

(t)    “GAAP” means United States generally accepted accounting principles, as in effect from time to time.

(u)    “Incentive Stock Option” shall mean an Option granted pursuant to Section 9 of the Plan that is intended to satisfy the provisions of Code Section 422, or any successor provision.

(v)    “Insider” shall mean an individual who is, on the relevant date, an officer (as defined by Section 16 of the Exchange Act), a Covered Employee, a Director or an individual who beneficially owns more than ten percent (10%) of any class of equity securities of the Company that is registered under Section 12 of the Exchange Act, as determined by the Board of Directors in accordance with Section 16 of the Exchange Act.

(w)    The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to sections of the Code are intended to include applicable treasury regulations and successor statutes and regulations.

(x)    “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(y)    “Nonqualified Stock Option” shall mean an Option granted pursuant to Section 10 of the Plan or an Option (or portion thereof) that does not qualify as an Incentive Stock Option.

(z)    “Parent” shall mean any parent corporation of the Company within the meaning of Code Section 424(e), or any successor provision.

(aa)    “Participant” shall mean an Employee to whom an Incentive Stock Option has been granted or an Employee, a Director, or a Consultant to whom a Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Appreciation Right has been granted.

(bb)    “Performance Award” shall mean any Performance Shares or Performance Units Award granted pursuant to Section 13 of the Plan.

(cc)    “Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(dd)    “Performance Objective(s)” shall mean one or more performance objectives set forth in Section 7 and established by the Administrator, in its sole discretion, for Awards granted under the Plan, including Performance Awards to Covered Employees that are intended to qualify as Performance-Based Compensation.

(ee)    “Performance Period” shall mean the period, established at the time any Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Award are to be measured.

(ff)    “Performance Share” shall mean any grant pursuant to Section 13 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Common Stock of the Company upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(gg)    “Performance Unit” shall mean any grant pursuant to Section 13 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(hh)    “Plan” means the Cardiovascular Systems, Inc. 2017 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(ii)    “Prior Plan” means the Cardiovascular Systems, Inc. 2014 Equity Incentive Plan, as in effect at the Effective Time.

(jj)    “Prior Plan Awards” shall mean “Awards,” as such term is used and defined under the Prior Plan, that are outstanding as of the Effective Date.

(kk)    “Restricted Stock Award” shall mean any grant of restricted shares of Common Stock pursuant to Section 11 of the Plan.

(ll)    “Restricted Stock Unit” shall mean any grant of any restricted stock units pursuant to Section 12 of the Plan.

(mm)    “Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Exchange Act.

(nn)    “Stock Appreciation Right” shall mean a grant pursuant to Section 14 of the Plan.

(oo)    A “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Code Section 424(f), or any successor provision.

(pp)     “Voting Power” shall mean any and all classes of securities issued by the applicable entity which are entitled to vote in the election of directors of the applicable entity.

SECTION 2.
PURPOSE

    The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those Employees, Directors, and Consultants upon whose efforts the success of the Company and its Affiliates will depend to a large degree. It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards and Stock Appreciation Rights.

SECTION 3.
EFFECTIVE DATE AND DURATION OF PLAN

    The Plan was adopted by the Board on August 23, 2017 (the “Approval Date”) and approved by the Company’s stockholders on November 15, 2017.

    The Administrator may grant Awards pursuant to the Plan from time to time until the Administrator discontinues or terminates the Plan; provided, however, that in no event may Incentive Stock Options be granted pursuant to the Plan after the earlier of (i) the date the Administrator discontinues or terminates the Plan, or (ii) the Close of Business on the day immediately preceding the tenth anniversary of the Approval Date.

SECTION 4.
ADMINISTRATION

    (a)    Administration by the Board of Directors or Committee(s). The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”); provided, however, that the Board may delegate some or all of the administration of the Plan to a Committee or Committees. The Board and any Committee appointed by the Board to administer the Plan are collectively referred to in the Plan as the “Administrator.”

    (b)    Delegation by Administrator. The Administrator may delegate to one or more Committees and/or sub-Committees, or to one or more officers of the Company and/or its Affiliates, or to one or more agents and/or advisors, such administrative duties or powers as it may deem advisable. The Administrator or any Committees or individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility of the Administrator or such Committees or individuals may have under the Plan. The Administrator may, by resolution, authorize a special Committee consisting of one or more Directors who are also officers of the Company to do one or both of the following on the same basis as can the Administrator: (i) designate Employees to be recipients of Awards and (ii) determine the size and other terms of any such Awards; provided, however, (x) the Administrator shall not delegate such responsibilities to any such special Committee for Awards granted to an Employee who is considered an Insider; (y) the resolution providing such authorization sets forth the parameters under which the special Committee may grant such Awards; and (z) the special Committee shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.

    (c)    Powers of Administrator. Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including, but not limited to, exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the exercise price of Options granted hereunder; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective Agreements evidencing each Award (which may vary from Participant to Participant), to amend or revise Agreements evidencing any Award (to the extent the amended terms would be permitted by the Plan and provided that no such revision or amendment, except as is authorized in Section 15, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant in the absence of the consent of the Participant), and to make all other determinations necessary or advisable for the administration of the Plan (including to correct any defect, omission or inconsistency in the Plan or any Agreement, to the extent permitted by law and the Plan). The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

    (d)    Limitation on Liability; Actions of Committees. No member of the Board or a Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, or the Administrator delegates any of its duties to another Committee or sub-Committee, any action of such Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.
PARTICIPANTS

    The Administrator may grant Awards under the Plan to any Employee, Director, or Consultant; provided, however, that only Employees are eligible to receive Incentive Stock Options. In designating Participants, the Administrator shall also determine the number of shares or cash units to be optioned or awarded to each such Participant and any Performance Objectives applicable to Awards. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan. The power of the Administrator under this Section 5 shall be exercised from time to time in the sole discretion of the Administrator and without approval by the stockholders.

SECTION 6.
STOCK

    (a)     Number of Shares Reserved. The stock to be awarded or optioned under the Plan (the “Share Authorization”) shall consist of authorized but unissued or reacquired shares of Common Stock. Subject to Section 15 of the Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is ~~Two Million Five Hundred Fifty Thousand (2,550,000)~~ Two Million Two Hundred Six Thousand Thirty One (2,206,031) shares, plus any shares of Common Stock subject to Prior Plan Awards that, after the Effective Date, are cancelled, terminate unearned, expire, are forfeited or lapse for any reason. The maximum aggregate number of shares of Common Stock that may be issued through Incentive Stock Options is ~~Two Million Five Hundred Fifty Thousand (2,550,000)~~ Two Million Two Hundred Six Thousand Thirty One (2,206,031).

    (b)     Share Usage. The following shares of Common Stock shall not reduce the Share Authorization and shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) all or any portion of any outstanding Restricted Stock Award or Restricted Stock Unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such Award, and (ii) shares of Common Stock covered by an Award to the extent the Award is settled in cash; provided, however, that the full number of shares of Common Stock subject to a Stock Appreciation Right shall reduce the Share Authorization, whether such Stock Appreciation Right is settled in cash or shares of Common Stock. Any shares of Common Stock withheld to satisfy tax withholding obligations on an Award, shares of Common Stock withheld to pay the exercise price of an Option, and shares of Common Stock subject to a broker-assisted cashless exercise of an Option shall reduce the Share Authorization. Further, shares of Common Stock repurchased by the Company using the proceeds received from the exercise of Options shall not be used to increase the Share Authorization or otherwise be available for Awards.

    (c)    Annual Award Limits. Unless and until the Administrator determines that an Award to a Covered Employee shall not be Performance-Based Compensation, the following limits (each, an “Annual Award Limit,” and collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

    (i)    Options and Stock Appreciation Rights. The maximum number of shares of Common Stock subject to Options granted and shares of Common Stock subject to Stock Appreciation Rights granted in any one Fiscal Year to any one Participant shall be, in the aggregate, Five Hundred Thousand (500,000) shares, subject to adjustment as provided in Section 15.
    (ii)    Restricted Stock Awards and Restricted Stock Units. The maximum grant with respect Restricted Stock Awards and Restricted Stock Units in any one Fiscal Year to any one Participant shall be, in the aggregate, Three Hundred Thousand (300,000) shares, subject to adjustment as provided in Section 15.
        (iii)    Performance Awards. To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any one Fiscal Year covering in the aggregate more than Three Hundred Thousand (300,000) shares, subject to adjustment as provided in Section 15. To the extent payable in cash, in no event shall a Participant be granted Performance Awards during any one Fiscal Year covering in the aggregate more than Five Million Dollars ($5,000,000).

(iv)    Non-Employee Director Awards. In no event shall any “non-employee director” (as defined under Rule 16b-3) of the Company receive in any one Fiscal Year Awards relating to shares of Common Stock that have a Fair Market Value as of the Award grant date of more than Five Hundred Thousand Dollars ($500,000) in the aggregate.

(d)    Minimum Vesting Requirement. Notwithstanding any provision to the contrary contained herein, no Option or Stock Appreciation Right shall become exercisable (i.e., “vest”), the risk of forfeiture applicable to any Restricted Stock Award shall not lapse and no Restricted Stock Unit or Performance Award shall vest or become earned, in each case until a minimum of at least one year has elapsed from the date such Award was granted; provided, however, that the foregoing restriction shall not apply to Awards relating to not more than an aggregate of five percent (5%) of the total number of shares reserved and available for Awards under this Plan as specified in Section 6(a).

SECTION 7.
PERFORMANCE OBJECTIVES

    (a)    Performance Objectives. For any Awards to Covered Employees that are intended to qualify as “Performance-Based Compensation” under Code Section 162(m), the Performance Objectives shall be limited to any one, or a combination of, (i) revenue or net sales, (ii) operating income, (iii) net income (before or after taxes), (iv) earnings per share, (v) earnings before or after taxes, interest, depreciation, amortization and/or stock compensation expense, (vi) gross profit margin, (vii) return measures (including, but not limited to, return on invested capital, assets, capital, equity, sales), (viii) increase in revenue or net sales, (ix) operating expense ratios, (x) operating expense targets, (xi) productivity ratios, (xii) gross or operating margins, (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment), (xiv) working capital targets, (xv) capital expenditures, (xvi) share price (including, but not limited to, growth measures and total stockholder return), (xvii) appreciation in the fair market value or book value of the Common Stock, (xviii) debt to equity ratio or debt levels, (xix) market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels, and (xx) operational targets including, without limitation, milestones in clinical trials, research and development, regulatory approvals, new product commercialization and new market expansion.

        Any Performance Objective may be used to measure the performance of the Company and/or Affiliate, as a whole or with respect to any business unit, or any combination thereof as the Administrator may deem appropriate, or any of the specified Performance Objectives as compared to the performance of a group of competitor or peer companies, or published or special index that the Administrator, in its sole discretion, deems appropriate. Any Performance Objective may be determined on a GAAP or non-GAAP basis, as the Administrator deems appropriate in its sole discretion. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Objectives; provided, however, that such authority shall be subject to Code Section 162(m) with respect to Awards intended to qualify as Performance-Based Compensation.

    (b)    Evaluation of Performance Objectives. The Administrator may provide in any Award based on Performance Objectives that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20—Extraordinary and Unusual Items and/or in Management's Discussion and Analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

    (c)    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Administrator determines.

    (d) Administrator Discretion. In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Objectives without obtaining stockholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Administrator determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and, in such case, may apply performance objectives other than those set forth in this Section 7.

SECTION 8.
PAYMENT OF OPTION EXERCISE PRICE

    Upon the exercise of an Option, Participants may pay the exercise price of an Option (i) in cash, or with a personal check, certified check, or other cash equivalent, (ii) by the surrender by the Participant to the Company of previously acquired unencumbered shares of Common Stock (through physical delivery or attestation), (iii) through the withholding of shares of Common Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event the Participant elects to pay the exercise price, in whole or in part, with previously acquired shares of Common Stock or through a net share settlement, the then-current Fair Market Value of the stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner.

    The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Common Stock” means shares of Common Stock which the Participant owns on the date of exercise (or for the period of time, if any, as may be required by generally accepted accounting principles or any successor principles applicable to the Company).

    With respect to payment in the form of Common Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.

SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

    Each Incentive Stock Option shall be evidenced by an Incentive Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

    (a)    Number of Shares and Exercise Price. The Incentive Stock Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Incentive Stock Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined Voting Power of all classes of stock of the Company or of its Parent or any Subsidiary, the exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of Common Stock on the date of the grant of the Incentive Stock Option. The Administrator shall have full authority and discretion in establishing the exercise price and shall be fully protected in so doing.

    (b)    Exercisability and Term. The Incentive Stock Option Agreement shall state when the Incentive Stock Option becomes exercisable (i.e. “vests”), and, if applicable in the Administrator’s discretion, shall describe the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Option. The Participant may exercise the Incentive Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof). Notwithstanding anything in the Plan or the Agreement to the contrary, the Participant may not exercise an Incentive Stock Option after the maximum term of such Option, as such term is specified in the Incentive Stock Option Agreement. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined Voting Power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted. The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

    (c)    No Rights as Stockholder. A Participant (or the Participant’s successors) shall have no rights as a stockholder with respect to any shares covered by an Incentive Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form). Without limiting the foregoing, and for the avoidance of doubt, prior to the time that any shares covered by an Incentive Stock Option have both vested and been issued, a Participant shall not have any right to receive any dividends or dividend equivalents attributable to such shares. All rights to any dividends or dividend equivalents payable with respect to shares of Common Stock covered by an Incentive Stock Option that are forfeited shall also be forfeited.

    (d)    Withholding. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b), to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Incentive Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Incentive

Stock Option or disqualifying disposition of shares. The Administrator may establish a minimum and/or a maximum tax withholding rate for Participants or categories of Participants, and the shares delivered must have a Fair Market Value equal to at least such minimum tax withholding (if applicable) and/or no more than such maximum tax withholding (if applicable). The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

    (e)    Vesting Limitation. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other “incentive stock option” plans of the Company or any Affiliate shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 9(e), such acceleration shall be of full force and effect but the number of shares of Common Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section 9(e) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “incentive stock option” plans of the Company or any Affiliate in chronological order according to the dates of grant.

    (f)    Other Provisions. The Incentive Stock Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary to ensure that such Incentive Stock Option will be considered an “incentive stock option” as defined in Code Section 422 or to conform to any change therein.

SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

    Each Nonqualified Stock Option shall be evidenced by a Nonqualified Stock Option Agreement, which shall comply with and be subject to the following terms and conditions:

    (a)    Number of Shares and Exercise Price. The Nonqualified Stock Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. The exercise price per share shall be equal to one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of the Nonqualified Stock Option, or such higher price as the Administrator determines.

    (b)    Exercisability and Term. The Nonqualified Stock Option Agreement shall state when the Nonqualified Stock Option becomes exercisable (i.e. “vests”) and, if applicable in the Administrator’s discretion, shall describe the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Option. The Participant may exercise the Nonqualified Stock Option, in full or in part, upon or after the vesting date of such Option (or portion thereof); provided, however, that the Participant may not exercise a Nonqualified Stock Option after the maximum term of such Option, as such term is specified in the Nonqualified Stock Option Agreement. Unless otherwise determined by the Administrator and specified in the Agreement governing the Award, no Nonqualified Stock Option shall be exercisable during a term of more than ten (10) years after the date on which it is granted. The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

    (c)    No Rights as Stockholder. A Participant (or the Participant’s successors) shall have no rights as a stockholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of the Common Stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are actually issued (as evidenced in either certificated or book entry form). Without limiting the foregoing, and for the avoidance of doubt, prior to the time that any shares covered by a Nonqualified Stock Option have both vested and been issued, a Participant shall not have any right to receive any dividends or dividend equivalents attributable to such shares. All rights to any dividends or dividend equivalents payable with respect to shares of Common Stock covered by a Nonqualified Stock Option that are forfeited shall also be forfeited.

    (d)    Withholding. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Nonqualified Stock Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. The Administrator may establish a minimum and/or a maximum tax withholding rate for Participants or categories of Participants, and the shares delivered must have a Fair Market Value equal to at least such minimum tax withholding (if applicable) and/or no more than such maximum tax withholding (if applicable). The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

    (e)    Other Provisions. The Nonqualified Stock Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.
RESTRICTED STOCK AWARDS

    Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, which shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares. The Restricted Stock Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award.

(b)    Risks of Forfeiture. The Restricted Stock Award Agreement shall set forth the risks of forfeiture, if any, which shall apply to the shares of Common Stock covered by the Restricted Stock Award and the manner in which such risks of forfeiture shall lapse, including, if applicable in the Administrator’s discretion, a description of the Performance Objectives and Performance Period upon which the lapse of risks of forfeiture is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in lapse of risks of forfeiture. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Common Stock which are restricted as of the effective date of the modification.

(c)    Issuance of Shares; Rights as Stockholder. Except as provided below, the Company shall cause a stock certificate to be issued and shall deliver such certificate to the Participant or hold such certificate in a manner determined by the Administrator in its sole discretion; provided, however, that in lieu of a stock certificate, the Company may evidence the issuance of shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). The Company shall cause a legend or notation to be placed on such certificate or book entry describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Award Agreement and providing for the cancellation and, if applicable, return of such certificate or book entry if the shares of Common Stock subject to the Restricted Stock Award are forfeited. Prior to the time that the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Common Stock represented by such stock certificates. However, until the risks of forfeiture have lapsed without forfeiture, the Participant shall not have any other rights as a stockholder with respect to the shares subject to such Restricted Stock Award, including the right to receive any dividends or dividend equivalents attributable to such shares. All rights to any dividends or dividend equivalents payable with respect to shares of Common Stock subject to a Restricted Stock Award that are forfeited shall also be forfeited.

(d)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Restricted Stock Award Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Award on which the risks of forfeiture have lapsed. The Administrator may establish a minimum and/or a maximum tax withholding rate for Participants or categories of Participants, and the shares delivered must have a Fair Market Value equal to at least such minimum tax withholding (if applicable) and/or no more than such maximum tax withholding (if applicable). The Participant’s delivery of shares shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

(e)    Other Provisions. The Restricted Stock Award Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.
RESTRICTED STOCK UNITS

    Each Restricted Stock Unit shall be evidenced by a Restricted Stock Unit Agreement, which shall comply with and be subject to the following terms and conditions:

(a)    Number of Shares. The Restricted Stock Unit Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Unit.

(b)    Vesting. The Restricted Stock Unit Agreement shall set forth the vesting conditions, if any, which shall apply to the Restricted Stock Unit and the manner in which such vesting may occur, including, if applicable in the Administrator’s discretion, a description of the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Restricted Stock Unit. The Administrator may, in its sole discretion, accelerate the vesting of any Restricted Stock Unit.

(c)    Issuance of Shares; Rights as Stockholder. The Participant shall be entitled to payment of the Restricted Stock Unit as the units subject to such Award vest. The Administrator may, in its sole discretion, pay Restricted Stock Units in shares of Common Stock, cash in an amount equal to the Fair Market Value, on the date of payment, of the number of shares of Common Stock underlying the Award that have vested on the applicable payment date, or any combination thereof, as specified in the Restricted Stock Unit Agreement. If payment is made in shares of Common Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such units; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). Until the units subject to the Restricted Stock Unit have both vested and the underlying shares of Common Stock have been issued, the Participant shall not be entitled to vote any shares of Common Stock which may be acquired through the Award, shall not receive any dividends or dividend equivalents attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Unit, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to the Restricted Stock Unit. The Administrator may establish a minimum and/or a maximum tax withholding rate for Participants or categories of Participants, and the shares delivered must have a Fair Market Value equal to at least such minimum tax withholding (if applicable) and/or no more than such maximum tax withholding (if applicable). The Participant’s delivery of shares for this purpose shall occur on or before the date that the amount of tax to be withheld is determined under applicable tax law.

    (e)    Other Provisions. The Restricted Stock Unit Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.
PERFORMANCE AWARDS

    Each Performance Award granted pursuant to this Section 13 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

    (a)    Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

    (b)    Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:

        (i)    the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

        (ii)     one or more Performance Objectives established by the Administrator;

        (iii)    the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

        (iv)    the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

        (v)    the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares or Performance Units may be deferred.

    (c)    Withholding Taxes. The Company or its Affiliates shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to the Performance Award. The Administrator may establish a minimum and/or a maximum tax withholding rate for Participants or categories of Participants, and the shares delivered must have a Fair Market Value equal to at least such minimum tax withholding (if applicable) and/or no more than such maximum tax withholding (if applicable). The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

    (d)    Nontransferability. No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.

    (e)    No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Performance Award until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan). Without limiting the foregoing, and for the avoidance of doubt, prior to the time that any shares covered by a Performance Award have both vested and been issued, a Participant shall not have any right to receive any dividends or dividend equivalents attributable to such shares. All rights to any dividends or dividend equivalents payable with respect to shares of Common Stock covered by a Performance Award that are forfeited shall also be forfeited.

    (f)    Other Provisions. The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 14.
STOCK APPRECIATION RIGHTS

    Each Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement, which shall comply with and be subject to the following terms and conditions:

    (a)    Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Common Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Common Stock on the date of such exercise, over (ii) a specified exercise price. The number of shares and the exercise price of the Stock Appreciation Right shall be determined by the Administrator on the date of grant. The specified exercise price shall be equal to 100% of the Fair Market Value of such shares of Common Stock on the date of grant of the Stock Appreciation Right, or such higher price as the Administrator determines. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

    (b)    Exercisability and Term. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable (i.e., “vests”) and, if applicable in the Administrator’s discretion, shall describe the Performance Objectives and Performance Period upon which vesting is based, the manner in which performance shall be measured and the extent to which partial achievement of the Performance Objectives may result in vesting of the Stock Appreciation Right. The Participant may exercise the Stock Appreciation Right, in full or in part, upon or after the vesting date of such Stock Appreciation Right (or portion thereof); provided, however, that the Participant may not exercise a Stock Appreciation Right after the maximum term of such Stock Appreciation Right, as such term is specified in the Stock Appreciation Right Agreement. Unless otherwise determined by the Administrator and specified in the Agreement governing the Award, no Stock Appreciation Right shall be exercisable during a term of more than ten (10) years after the date on which it is granted.

        The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.

    (c)    Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right, to require the Participant to remit an amount sufficient to satisfy such withholding requirements, or to require any combination thereof. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its sole discretion, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. The Administrator may establish a minimum and/or a maximum tax withholding rate for Participants or categories of Participants, and the shares delivered must have a Fair Market Value equal to at least such minimum tax withholding (if applicable) and/or no more than such maximum tax withholding (if applicable). The Participant’s delivery of shares or the withholding of shares for this purpose shall occur on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law.

    (d)    No Rights as Stockholder. A Participant (or the Participant’s successors) shall have no rights as a stockholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares; provided, however, that in lieu of stock certificates, the Company may evidence such shares by a book entry in the records of the Company or its designated agent (if permitted by the Company’s designated agent and applicable law, as determined by the Administrator in its sole discretion). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued or such book entry is made. Without limiting the foregoing, and for the avoidance of doubt, prior to the time that any shares covered by a Stock Appreciation Right have both vested and been issued, a Participant shall not have any right to receive any dividends or dividend equivalents attributable to such shares. All rights to any dividends or dividend equivalents payable with respect to shares of Common Stock covered by a Stock Appreciation Right that are forfeited shall also be forfeited.

    (e)    Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 14 shall contain such other provisions as the Administrator shall deem advisable, including, but not limited to, any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3.

SECTION 15.
RECAPITALIZATION, EXCHANGE,
LIQUIDATION, OR CHANGE OF CONTROL

    (a)    In General. In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, other than due to conversion of the convertible securities of the Company, the Administrator may, in its sole discretion, adjust the value determinations applicable to outstanding Awards and the Plan in order to reflect such change, including adjustment of the class and number of shares of stock reserved under Section 6 of the Plan, the class and number of shares of stock covered by each outstanding Award, and, if and as applicable, the exercise price per share of each outstanding Award and the Annual Award Limits. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

    (b)    Liquidation. Unless otherwise provided in the Agreement evidencing an Award, in the event of a dissolution or liquidation of the Company, the Administrator may provide for one or both of the following:

(i)    the acceleration of the exercisability of any or all outstanding Options or Stock Appreciation Rights, the vesting and payment of any or all Performance Awards, or Restricted Stock Units, or the lapsing of the risks of forfeiture on any or all Restricted Stock Awards; provided, however, that no such acceleration, vesting or payment shall occur if the acceleration, vesting or payment would violate the requirements of Code Section 409A; or

(ii)    the complete termination of the Plan and the cancellation of any or all Awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case immediately prior to the completion of such a dissolution or liquidation.

    (c)    Change of Control. Unless otherwise provided in the Agreement evidencing an Award, in the event of a Change of Control, the Administrator may provide for one or more of the following:

(i)    the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all Awards (or portions thereof);

(ii)    the complete termination of the Plan and the cancellation of any or all Awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control;

(iii)    that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all Awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such Awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations;

(iv)    that Participants holding outstanding Awards shall become entitled to receive, with respect to each share of Common Stock subject to such Award (whether vested or unvested, as determined by the Administrator pursuant to subsection (c)(i) hereof) as of the effective date of any such Change of Control, cash in an amount equal to (1) for Participants holding Options or Stock Appreciation Rights, the excess of the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of Options or Stock Appreciation Rights, or (2) for Participants holding Awards other than Options or Stock Appreciation Rights, the Fair Market Value of such Common Stock on the date immediately preceding the effective date of such Change of Control.

The Administrator need not take the same action with respect to all Awards (or portions thereof) or with respect to all Participants. In addition, the Administrator may restrict the rights of or the applicability of this Section 15 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 16.
NONTRANSFERABILITY

    (a)     In General. Except as expressly provided in the Plan or an Agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.

    (b)    Nonqualified Stock Options. Notwithstanding anything in this Section 16 to the contrary, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Option to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) of the Exchange Act, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

    (c)    Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 17.
INVESTMENT PURPOSE AND SECURITIES COMPLIANCE

    No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including, without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Common Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

    As a further condition to the grant of any Option or the issuance of Common Stock to a Participant, the Participant agrees to the following:

    (a)    In the event the Company advises the Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, the Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, in connection with such public offering.

    (b)    In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of outstanding Awards so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Award and the date on which such Award must be exercised or remove the risks of forfeiture to which the Award is subject, provided that the Company gives Participant prior written notice of such acceleration or removal, and (ii) to cancel any outstanding Awards (or portions thereof) which Participant does not exercise prior to or contemporaneously with such public offering.

    (c)    In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.

        The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 17.

        The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Common Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall not be liable for the failure to issue and sell Common Stock upon the exercise, vesting, or lapse of restrictions of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Common Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.

SECTION 18.
AMENDMENT OF THE PLAN

    The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such suspension, termination, revision, or amendment, except as is authorized in Section 15, shall impair the terms and conditions of any Award which is outstanding on the date of such suspension, termination, revision, or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, except as provided in Section 15 of the Plan or to the extent required by applicable law or regulation, the Board may not, without stockholder approval, revise or amend the Plan to (i) materially increase the number of shares subject to the Plan, (ii) change the designation of Participants, including the class of Employees, eligible to receive Awards, (iii) decrease the price at which Options or Stock Appreciation Rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace Options or Stock Appreciation Rights that have an exercise price in excess of the Fair Market Value of the Common Stock with other awards, or amend the terms of outstanding Options or Stock Appreciation Rights to reduce their exercise price, (v) materially increase the benefits accruing to Participants under the Plan, or (vi) make any modification that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422. Further, without stockholder approval, the terms of any outstanding Award may not be amended to reduce the exercise price of any outstanding Option or Stock Appreciation Right or cancel any outstanding Option or Stock Appreciation Right in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

    To the extent applicable, the Plan and all Agreements shall be interpreted to be exempt from or comply with the requirements of Code Section 409A and, if applicable, to comply with Code Section 422, in each case including the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any Agreement to the contrary, the Board may amend the Plan or Agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.

SECTION 19.
RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS

    (a)    No Obligation to Exercise. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.

    (b)    No Employment or Other Service Rights. The granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.

    (c)    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any particular assets of the Company or any of its Affiliates by reason of the right to receive a benefit under the terms of the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive shares of Common Stock or payments from the Company or any of its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or make payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

    (d)    Recoupment Policy. Subject to the terms and conditions of the Plan, the Administrator may provide that any Participant and/or any Award, including any shares of Common Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy that may be maintained by the Company from time to time.

SECTION 20.
MISCELLANEOUS

(a)    Issuance of Shares.     The Company is not required to issue or remove restrictions on shares of Common Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.

(b)    Choice of Law. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of the Plan, without regard to that state’s conflict of laws rules.

(c)    Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(d)    No Duty to Notify. The Company shall have no duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, the Company has no duty or obligation to minimize the tax consequences of an Award to the Participant.

CARDIOVASCULAR SYSTEMS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSII2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60077-P60537

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARDIOVASCULAR SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Augustine Lawlor	☐	☐	☐
1b. Erik Paulsen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: Proposal 1 is to elect Class I directors to hold office until the 2024 Annual Meeting of Stockholders. In their discretion, the proxies named on the reverse side of this card are also authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Fiscal 2021 Annual Report on Form 10K to Stockholders and Notice and Proxy Statement are available at www.proxyvote.com.

D60078-P60537

CARDIOVASCULAR SYSTEMS, INC.
Annual Meeting of Stockholders
November 11, 2021 10:00 a.m. CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott R. Ward and Jeffrey S. Points, and each of them individually, as attorneys and proxies of the undersigned, with the power to act without the other and with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of stock of Cardiovascular Systems, Inc., a Delaware corporation, standing in the name of the undersigned with all the power which the undersigned would have if present at the Annual Meeting of Stockholders to be held on November 11, 2021, at 10:00 a.m. (Central Time), via webcast at www.virtualshareholdermeeting.com/CSII2021, and any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this Proxy will be voted "FOR" the nominees in Proposal 1, and "FOR" Proposals 2, 3 and 4.

Continued and to be signed on reverse side